UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

DIODES INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all appropriate boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DIODES INCORPORATED

Notice of Annual Meeting of Stockholders

To Be Held May 12, 2025

Notice is hereby given that the annual meeting (the “Meeting”) of the stockholders of Diodes Incorporated (the “Company”) will be held online via live audio webcast at www.proxydocs.com/DIOD on Monday, May 12, 2025, at 6:30 p.m. (Central Time). The Meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. Even though our Meeting is being held virtually, stockholders will still have the ability to participate in and hear others during the Meeting. Questions should be submitted when registering to attend the Meeting. The Meeting is being held for the following purposes:

1.
Election of Directors. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors’ nominees are: Elizabeth Bull, Angie Chen Button, Warren Chen, Robert E. Feiger, Keh-Shew Lu, Huey-Jen (Jenny) Su, and Gary Yu.
2.
Approval of Executive Compensation. To approve, on an advisory basis, the Company’s executive compensation.
3.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
4.
Other Business. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

It is possible that an adjournment or postponement may be necessary that makes us unable to hold the Meeting on the date as planned. If such an adjournment or postponement is made, the Company will notify stockholders through the issuance of a press release and the filing of definitive additional soliciting material with the Securities and Exchange Commission.

Only persons who were stockholders of record at the close of business on March 20, 2025 are entitled to notice of and to vote either by proxy or at the Meeting or any adjournment or postponement thereof.

The proxy statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and stockholders are encouraged to read it in its entirety.

The Company has elected to provide access to our proxy materials by notifying you of the availability of our proxy statement and our fiscal 2024 Annual Report to Stockholders over the Internet at www.proxydocs.com/DIOD. Stockholders may also obtain a printed copy of the proxy materials free of charge by following the instructions provided in the Notice of Internet Availability of Proxy Materials that will be first mailed to stockholders on or about April 2, 2025 or in the enclosed proxy statement.

As set forth in the enclosed proxy statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors.

Whether or not you plan to participate in the virtual Meeting, YOUR VOTE IS IMPORTANT. Please follow the instructions enclosed to ensure that your shares are voted. If you participate in the Meeting, you may revoke your proxy at any time prior to its exercise at the Meeting.

Dated at Plano, Texas, this 2nd day of April, 2025.

By Order of the Board of Directors,

DIODES INCORPORATED

Richard D. White,
Secretary

IF YOU PLAN TO ATTEND THE MEETING

If you plan to attend the Meeting online you must be registered no later than 5:00 p.m. Central Time on May 11, 2025. To register go to www.proxydocs.com/DIOD. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will also permit you to submit questions in advance of the Meeting. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. You will be able to listen, vote, and submit questions from any remote location that has Internet connectivity. Technical assistance is available as part of the instructions.

DIODES INCORPORATED

4949 Hedgcoxe Road, Suite 200

Plano, Texas 75024

(972) 987-3900

PROXY STATEMENT

ANNUAL MEETING: May 12, 2025

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Diodes Incorporated (the “Company”) for use at the annual meeting (the “Meeting”) of the stockholders of the Company to be held online via live audio webcast at www.proxydocs.com/DIOD on Monday, May 12, 2025, at 6:30 p.m. (Central Time), and at any adjournment or postponement thereof. Only stockholders of record at the close of business on March 20, 2025 (the “Record Date”) are entitled to notice of and to vote by proxy or at the Meeting or any adjournment or postponement thereof.

Matters to be Considered at the Meeting

The matters to be considered and voted upon at the Meeting will be:

1.
Election of Directors. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors’ nominees are: Elizabeth Bull, Angie Chen Button, Warren Chen, Robert E. Feiger, Keh-Shew Lu, Huey-Jen (Jenny) Su, and Gary Yu.
2.
Approval of Executive Compensation. To approve, on an advisory basis, the Company’s executive compensation.
3.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
4.
Other Business. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

Voting Recommendations of the Board

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the approval of executive compensation, and “FOR” the ratification of the appointment of Moss Adams LLP.

Voting Shares Held in “Street Name”

Brokerage firms who are members of the New York Stock Exchange cannot vote your shares held in street name in the election of directors or on executive compensation, if you fail to instruct the organization how to vote such shares. Therefore, it is very important that you provide instructions on how to vote any shares beneficially owned by you in street name.

Internet Access to Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to our proxy materials over the Internet at www.proxydocs.com/DIOD. Stockholders will not receive printed copies of the proxy materials unless they have requested us to provide proxy materials in printed form. On or about April 2, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be first sent to our stockholders of record and beneficial owners. All stockholders receiving the Notice can request a printed copy of the proxy materials.

1 Diodes Incorporated

The Notice provides you with instructions regarding how to:

•
View our proxy materials for the Meeting on the Internet;
•
Request a printed copy of the proxy materials; and
•
Instruct us to send future proxy materials to you by mail or electronically by email on an ongoing basis.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it, and it is your responsibility to notify us of any change to your email address given to us.

The proxy materials include:

•
Notice of Annual Meeting of Stockholders;
•
This Proxy Statement; and
•
The 2024 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you request printed copies of the proxy materials by mail, these materials will also include a proxy card.

How to Vote

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you are a stockholder of record, you may attend the Meeting and vote in person via the Internet at www.proxydocs.com/DIOD.

If you do not wish to attend the Meeting and vote online during the Meeting, you may vote by proxy. There are three ways to vote by proxy. You may submit a proxy by telephone by calling (855) 686-4804 and following the instructions provided. You may submit a proxy over the Internet at www.proxypush.com/diod by following the instructions provided. If you request and receive a printed copy of the proxy materials by mail, you can submit a proxy by signing and dating the enclosed proxy card and either mailing it in the postage-paid envelope provided to the address stated on the proxy card or transmitting it by facsimile to the Inspector of Elections at (972) 987-3900.

Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 6:30 p.m. (Central Time) on May 12, 2025. If a proxy is properly submitted and is not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy. If no instructions are indicated on the proxy with respect to any matter, the proxy will be voted on such matter as follows: “FOR” the election of the Board’s nominees, “FOR” the approval of executive compensation, “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account by following the instructions they provided. If you wish to attend the Meeting and vote during the Meeting in person via the Internet, you must obtain a proxy executed in your favor from the organization that holds your shares.

Even if you plan to attend the Meeting, the Company recommends that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the Meeting.

2 Diodes Incorporated

How to Change or Revoke Your Vote

You may change your vote at any time before the vote at the Meeting. If you are a stockholder of record, you may change your vote by submitting a proxy over the Internet or telephone on a later date (only your last Internet or telephone proxy will be counted), or by filing a written revocation, or a duly executed proxy card bearing a later date, with the Company’s Secretary at the Meeting or at our offices located at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024 provided that any such written revocation or duly executed proxy card bearing a later date must be received at such offices no later than May 9, 2025. You may also change your vote by attending the Meeting and voting in person via the Internet. Attending the Meeting will not automatically revoke a previously granted proxy unless you vote at the Meeting or file a written revocation with the Company’s Secretary at or before the Meeting.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to the brokerage firm, bank, broker-dealer, or other organization holding your shares by following the instructions they provided or, if you obtained a proxy in your favor from that organization, by attending the Meeting and voting in person via the Internet.

Meeting Admission

This year our Meeting will be a completely virtual meeting, which will be conducted via live audio webcast at www.proxydocs.com/DIOD. You are entitled to participate in the Meeting only if you were a holder of the Company's Common Stock at the close of business on March 20, 2025, which is the record date for the Meeting, or if you hold a valid proxy. If you plan to attend the Meeting online you must be registered no later than 5:00 p.m. (Central Time) on May 11, 2025. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Meeting and will also permit you to submit questions prior to the Meeting. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. You will be able to participate in, and hear others from, any remote location that has Internet connectivity. Technical assistance is available as part of the instructions.

Voting Rights

The authorized capital of the Company consists of (i) 70,000,000 shares of Common Stock, par value $0.66-2/3 per share (“Common Stock”), of which 46,461,002 shares were issued and outstanding on the Record Date, and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”), none of which were issued and outstanding on the Record Date.

A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present either in person via the Internet or by proxy, constitutes a quorum for the conduct of business at the Meeting. Votes withheld, abstentions, and “broker non-votes” (as defined below) will be counted for the purpose of determining the presence of a quorum.

Each stockholder is entitled to one vote, in person via the Internet or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date on any matter submitted to the stockholders, except that in connection with the election of directors, each stockholder has the right to cumulate votes. Cumulative voting entitles a stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such stockholder, or to distribute such stockholder’s votes on the same principle among as many candidates and in such manner as the stockholder shall desire.

If you are a stockholder of record and wish to exercise cumulative voting rights, you must submit a proxy by mail. Your proxy card or ballot must specify how you want to allocate your votes among the nominees. Telephone and Internet voting facilities do not accommodate cumulative voting. If you hold your shares in street name, contact your brokerage firm, bank, broker-dealer, or other similar organization for directions on how to exercise cumulative voting rights using their voting instruction card, or to request a legal proxy so that you can vote your shares directly. Discretionary authority to cumulate votes is hereby solicited by the Board. If you return a signed proxy card or submit voting instructions in writing without providing instructions about cumulative voting, or if you submit a proxy by telephone or in person via the Internet, you will confer on the designated Proxyholders named below discretionary authority to exercise cumulative voting. If they elect to do so, they will be authorized, in their discretion, to cast your votes for some or all of the nominees in the manner

3 Diodes Incorporated

recommended by the Board or otherwise in the discretion of the Proxyholders. However, they will not cast any of your votes for a nominee as to whom you have instructed them on your proxy card, voting instruction card or otherwise to withhold a vote. If you do not wish to grant the Proxyholders authority to cumulate your votes in the election of directors, you must explicitly state that objection on your proxy card or voting instruction card, as applicable.

For Proposal 1, our Bylaws provide that, in the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected; provided, however, that the Board has adopted a policy requiring that, other than elections in which the number of director nominees exceeds the number of directors to be elected, each nominee will submit a resignation for consideration by the Board promptly following the election if he or she receives a greater number of votes “WITHHELD” than votes “FOR.” Abstentions and broker non‑votes are not considered a vote cast and, therefore, will have no effect with respect to the election of directors other than to reduce the number of affirmative votes required to elect a director. “Broker non‑votes” are shares of stock held in record name by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity. See “Proposal One – Election of Directors” and “Corporate Governance – Director Resignation Policy.”

Proposals 2 and 3 require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person via the Internet or by proxy, and entitled to vote on the proposal at the Meeting. Abstentions will be included in the number of votes present and entitled to vote on these proposals and, accordingly, will have the effect of a vote “AGAINST” the proposal. Broker non-votes with respect to these proposals will not be counted as shares present and entitled to vote on these proposals and, accordingly, will not have any effect with respect to the approval of these proposals (other than to reduce the number of affirmative votes required to approve the proposal). The vote with respect to executive compensation is not binding on the Company, the Board or the Compensation Committee of the Board. However, the Board and the Compensation Committee will review the result of this vote and take it into consideration when making future decisions regarding executive compensation. Although the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 is not required to be submitted to a vote of stockholders, the Audit Committee believes that it is appropriate as a matter of policy to request that the stockholders ratify the appointment of the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person via the Internet or by proxy, and entitled to vote on the proposal at the Meeting, the Board will consider the selection of another independent registered public accounting firm.

Of the shares of Common Stock outstanding on the Record Date, 898,676 shares (or approximately 1.9%) were beneficially owned by directors and executive officers of the Company. Each of the directors and executive officers have informed the Company that they will vote “FOR” the election of the Board’s nominees named herein, “FOR” the approval of executive compensation and “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Organizations holding Common Stock in “street name” that are members of a stock exchange are required by the rules of the applicable stock exchange to transmit the proxy materials to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the stockholders. If the organization has not received instructions from the beneficial owner by the date specified in the statement accompanying such proxy materials, the organization may give or authorize the giving of a proxy to vote the Common Stock in its discretion as to “routine” matters, but not as to “non-routine” matters. When an organization is unable to vote a client’s shares on a proposal, the missing votes are referred to as “broker non-votes.” If you hold Common Stock in “street name” and you fail to instruct the organization that holds your shares as to how to vote such shares, that organization may, in its discretion, vote such Common Stock “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, which is considered a routine matter, but not with respect to the election of the nominees to the Board or the advisory vote on executive compensation, each of which is considered a non-routine matter.

4 Diodes Incorporated

Procedures for Stockholder Nominations and Proposals

Under the Company’s Bylaws, any stockholder generally may submit proposals or nominate one or more persons for election as directors by following the procedures described in this Proxy Statement under “Proposals of Stockholders and Stockholder Nominations for 2026 Annual Meeting.” No notice of a stockholder proposal or nomination was timely received in connection with the Meeting.

Cost of Proxy Solicitation

This proxy solicitation is made by the Board, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this proxy solicitation. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with stockholders of record, beneficial owners, banks, brokerage houses, custodians, nominees, and others by telephone, facsimile transmissions, email, or in person via the Internet to request that the proxies be furnished. No additional compensation will be paid for these services to officers or employees of the Company. The Company will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The Company has not engaged a proxy solicitor at this time, but the Board may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, the Company will pay the proxy solicitor its reasonable and customary fees, estimated not to exceed $25,000 plus reasonable out-of-pocket expenses.

Other Business

As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Meeting, including a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board, the designated proxyholders, Dr. Keh-Shew Lu, the Company’s Chairman and Chief Executive Officer, and Brett Whitmire, the Company’s Chief Financial Officer (the “Proxyholders”), will vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy. Such authorization includes authority to appoint a substitute nominee or nominees to the Board’s nominees identified herein where death, illness, or other circumstances arise which prevent any such nominee from serving in such position and to vote such proxy for such substitute nominee.

5 Diodes Incorporated

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information as of the Record Date, unless otherwise indicated, regarding the beneficial ownership of Diodes’ common stock by each person known to Diodes to beneficially own more than 5% of the outstanding shares of Diodes’ common stock based solely on Diodes’ review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Persons generally “beneficially own” shares if they have the right to vote or dispose of the shares. More than one person may beneficially own the same shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
BlackRock, Inc. (“BlackRock”) 55 East 52nd Street New York, New York 10022	7,245,208	(3)	15.6%
FMR LLC ("FMR") 245 Summer Street Boston, Massachusetts 02210	5,785,133	(4)	12.5%
The Vanguard Group (“Vanguard”) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	5,650,727	(5)	12.2%

(1) The named stockholder has sole voting power and investment power with respect to the shares of common stock listed, except as indicated below.

(2) Based on 46,461,002 shares of common stock outstanding as of the Record Date.

(3) Based solely on information provided by BlackRock in Schedule 13G/A filed with the SEC on January 22, 2024, reporting beneficial ownership of the Company’s Common Stock. According to the Schedule 13G/A, BlackRock has sole voting power with respect to 7,152,592 shares and has sole dispositive power with respect to 7,245,208 shares.

(4) Based solely on information provided by FMR in Schedule 13G/A filed with the SEC on November 12, 2024, reporting beneficial ownership of the Company’s Common Stock. According to the Schedule 13G/A, FMR has sole voting power with respect to 5,782,454 shares and has sole dispositive power with respect to 5,785,133 shares.

(5) Based solely on information provided by Vanguard in Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership of the Company’s Common Stock. According to the Schedule 13G/A, Vanguard has shared voting power with respect to 72,143 shares, has sole dispositive power with respect to 5,529,481 shares and has shared dispositive power with respect to 121,246 shares.

6 Diodes Incorporated

The following table shows information as of the Record Date regarding the beneficial ownership of Diodes’ common stock by (i) each director and nominee of the Company, (ii) each named executive officer, or NEO of the Company (as defined below), and (iii) all directors, nominees and executive officers of the Company as a group.

Name of Beneficial Owner	Common Stock Underlying Options or Restricted Stock Units (1)	Common Stock	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3) (4)
Directors and Nominees
Elizabeth Bull	—	750	750	(1)	*
Angie Chen Button	—	3,900	3,900	(1)	*
Warren Chen (5)	—	—	—	(1)	*
Robert E. Feiger	—	200	200	(1)	*
Keh-Shew Lu (6)	—	581,774	581,774	(1)(9)(10)	1.3%
Huey-Jen (Jenny) Su	—	—	—	(1)	*
Christina Wen-Chi Sung (7)	—	20,100	20,100	(1)	*
Gary Yu (8)	—	35,947	35,947	(1)(10)	*
Named Executive Officers
Brett R. Whitmire	—	53,052	53,052	(1)(10)	*
Francis Tang	—	76,415	76,415	(1)(10)	*
Emily Yang	—	53,052	53,052	(1)(10)	*
All directors, nominees and executive officers of the Company as a group (14 individuals including those named above)	1,313	897,363	898,676	(11)	1.9%

* Indicates less than 1%.

(1) Includes of shares of Common Stock that the named individual has the right to acquire within sixty (60) days after the Record Date by exercising stock options or the vesting of restricted stock units (“RSUs”) or performance stock units (“PSUs”). For further discussion on the Company’s use of equity awards, see “Compensation Discussion and Analysis – Principal Components of Compensation - Long-Term Incentive (LTI) Plan.”

(2) The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable.

(3) Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (for example, if a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within sixty (60) days after the Record Date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4) Percent of class is based on 46,461,002 shares of the Common Stock of the Company outstanding as of the Record Date.

(5) In 2024, Mr. Chen transferred ownership of shares to a family member.

(6) Dr. Lu is Chairman of the Board and the Chief Executive Officer of the Company, and an NEO.

(7) Ms. Sung is not standing for reelection at the Meeting.

(8) Mr. Yu is President of the Company and an NEO.

(9) Includes 46,150 shares of Common Stock held in the name of an UTMA (Custodial) Trust, and 275,791 shares held in the name of the Lu Grandchildren’s Trust. Dr. Lu is a co-trustee of the Lu Family Revocable Trust, the UTMA (Custodial) Trust and the Lu Grandchildren’s Trust. Dr. Lu has voting and investment authority over these shares.

(10) Does not include 25,000, 8,000, 22,000, 8,000, and 8,000 shares of Common Stock subject to PSUs granted February 3, 2025 to Messrs. Lu, Whitmire, Yu, Tang, and Ms. Yang, respectively, that vest only if (i) the Company achieves a targeted Non-GAAP operating income for 2025 through 2027 and (ii) the executive continues to provide services to the Company.

Does not include 25,000, 6,100, 22,000, 7,200, and 6,100 shares of Common Stock subject to PSUs granted February 1, 2024 to Messrs. Lu, Whitmire, Yu, Tang, and Ms. Yang, respectively, that vest only if (i) the Company achieves a targeted Non-GAAP operating income for 2024 through 2026 and (ii) the executive continues to provide services to the Company.

Does not include 42,000, 9,000, 13,000, 9,000, and 9.000 shares of Common Stock subject to PSUs granted February 1, 2023 to Messrs. Lu, Whitmire, Yu, Tang, and Ms. Yang, respectively, that vest only if (i) the Company achieves a targeted Non-GAAP operating income for 2023 through 2025 and (ii) the executive continues to provide services to the Company.

Does not include 6,000 and 3,000 shares of Common Stock subject to RSUs granted on May 30, 2024 to Dr. Lu and Mr. Yu, that vest in four equal installments on May 25, 2025, 2026, 2027, and 2028, if the executive continues to provide services to the Company.

Does not include 4,500 shares of Common Stock subject to RSUs granted on May 24, 2023 to Dr. Lu that vest in three equal installments on May 24, 2025, 2026, and 2027, if the executive continues to provide services to the Company.

Does not include 25,000, 8,000, 22,000, 8,000 and 8,000 shares of Common Stock subject to RSUs granted February 3, 2025 to Messrs. Lu, Whitmire, Yu, Tang, and Ms. Yang respectively, that vest in three equal installments on February 1, 2026, 2027, 2028, and 2029, if the executive continues to provide services to the Company.

Does not include 18,750, 4,575, 16,500, 5,400 and 4,575 shares of Common Stock subject to RSUs granted February 1, 2024 to Messrs. Lu, Whitmire, Yu, Tang, and Ms. Yang respectively, that vest in three equal installments on February 1, 2026, 2027 and 2028, if the executive continues to provide services to the Company. Does not include 21,000, 4,500, 6,500, 4,500, and 4,500 shares of Common Stock subject to RSUs granted February 1, 2023 to Messrs. Lu, Whitmire, Yu, Tang and Ms. Yang, respectively, that vest in two equal installments on February 1, 2026 and 2027, if the executive continues to provide services to the Company.

7 Diodes Incorporated

Does not include 2,500 shares of Common Stock subject to RSUs granted on May 26, 2022 to Dr. Lu that vest in two equal installments on May 26, 2025 and 2026, if the executive continues to provide services to the Company.

Does not include 8,000, 1,900, 2,125, 3,800, 1,900 and 1,900 shares of Common Stock subject to RSUs granted February 1, 2022 to Messrs. Lu, Whitmire, Yu, Tang and Ms. Yang, respectively, that vest on February 1, 2026 if the executive continues to provide services to the Company.

Does not include 1,250 shares of Common Stock subject to RSUs granted on May 24, 2021 to Dr. Lu that vest on May 24, 2025, if the executive continues to provide services to the Company. For further discussion on the operating income performance goal and service condition related to these grants, see “Compensation Discussion and Analysis – Principal Components of Compensation - Long-Term Incentive (LTI) Plan.”

(11) Includes 1,313 shares that all directors and executive officers of the Company have the right to acquire within sixty (60) days after the Record Date, by exercising stock options or the vesting of RSUs, but excludes an additional 528,171 shares that all directors and executive officers of the Company will have the right to acquire upon the vesting of RSUs and PSUs, which may vest in installments more than sixty (60) days after the Record Date.

8 Diodes Incorporated

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors shall be determined from time to time by the Board, but may not be less than five nor more than seventeen. Currently the Board consists of eight directors. Ms. Christina Wen-Chi Sung will not be standing for reelection at the Meeting, and the size of the Board will be adjusted from eight to seven directors at that time. The Company’s Bylaws further provide for the the election of each director at each annual meeting of stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The persons nominated have been nominated for election to the Board to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. All nominees are currently directors of the Company, and all nominees have indicated their willingness to serve. Unless otherwise instructed, proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that any of the nominees should be unable or unwilling to serve as a director, proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

The Company’s Corporate Governance Guidelines provides that a non-employee member of the Board will not be eligible to stand for re-election to the Board after attaining the age of 75, but the Board may waive the requirement for up to five years for any non-employee director. Prior to the date of this Proxy Statement, Mr. Warren Chen and Mr. Robert E. Feiger attained the age of 75, and the Board waived this requirement to allow them to be eligible to stand for re-election to the Board at the Meeting.

The seven nominees who receive the highest number of affirmative votes will be elected. The Board has adopted a policy requiring that in an uncontested election (such as the election held at the Meeting), each nominee will submit an irrevocable resignation promptly following the election if he or she fails to receive a majority of votes cast. An uncontested election means that there are as many candidates standing for election to the Board at a meeting as there are directors to be elected at the meeting. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes “WITHHELD.” See “Corporate Governance – Director Resignation Policy.”

None of the nominees were selected pursuant to any arrangement or understanding with any other person. Mr. Gary Yu is married to the niece of Dr. Keh-Shew Lu. Other than the aforementioned relationship between Mr. Yu and Dr. Lu, there are no family relationships among the directors of the Company as of the date hereof, and, except as set forth below, as of the date hereof, no directorships are now, or in the past five years have been, held by any director in a company that has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The following table and discussion sets forth certain biographical information concerning the nominees of the Company as of the Record Date:

Nominees	Age	Position with the Company	Director Since
Keh-Shew Lu	78	Chairman of the Board, Chief Executive Officer, and Director	2001
Angie Chen Button	71	Lead Independent Director	2021
Elizabeth Bull	66	Independent Director	2023
Warren Chen	75	Independent Director	2020
Robert E. Feiger	76	Independent Director	2024
Huey-Jen (Jenny) Su	65	Independent Director	2025
Gary Yu	51	President and Director	2024

9 Diodes Incorporated

Keh-Shew Lu

Chairman of the Board, Chief Executive Officer, and Director

Member, Risk Oversight Committee

Dr. Lu was elected Chairman of the Board in May 2020 and appointed President and Chief Executive Officer of the Company in June 2005 after serving on the Board since 2001. Dr. Lu served as President until Mr. Yu was appointed to that position in January 2024. Dr. Lu is also a board member of Lite-On Technology Corporation, a publicly held company. Dr. Lu is the founding Chairman of the Asian American Citizen’s Council. From 2001 to 2005, Dr. Lu was a partner of the WK Technology Venture Fund. From 1998 to 2001, Dr. Lu served as Senior Vice President and General Manager of Worldwide Mixed-Signal and Logic Products of Texas Instruments (“TI”). His responsibilities included all aspects of the analog, mixed-signal and logic products for TI’s worldwide business, including design, process and product development, manufacturing and marketing. From 1996 to 1998, Dr. Lu was the manager of TI’s worldwide memory business. In addition, he served as the President of TI Asia from 1994 to 1997 where he supervised all of TI activities in Asia, excluding Japan. Dr. Lu holds a bachelor’s degree in Electrical Engineering from the National Cheng Kung University in Taiwan, and a master’s degree and a doctorate in Electrical Engineering from Texas Tech University.

Having worked in the semiconductor industry for more than 40 years and, particularly, having served in various managerial and senior executive capacities at TI, Dr. Lu possesses a wealth of semiconductor management experience. Dr. Lu is also an experienced board leader and member, having served for many years on behalf of several public and private companies.

Angie Chen Button

Lead Independent Director

Chair, Compensation Committee

Chair, Governance and Stockholder Relations Committee

Ms. Button has served as a representative in the State of Texas House of Representatives since 2009. The only Asian American Woman legislator in Texas, she currently chairs the Trade, Workforce, and Economic Development Committee, and has previously served as Chair of the International Relations and Economic Development Committee, Chair of the Urban Affairs Committee, as Chair of the Economic and Small Business Development Committee, as Vice Chair of the Technology Committee, sat on the Appropriations (Budget) Committee, and has sat and currently serves on the Ways and Means (Taxation) Committee. A CPA, Ms. Button worked for Texas Instruments for over 30 years in various auditing, finance, business development, procurement, and international marketing positions. She also served on the Audit Committee of the Dallas Area Rapid Transit Board. Texas Monthly named Ms. Button as a “Top 10 Best Legislator” in 2021 and 2023; the Texas Healthcare & Bioscience Institute awarded her its “Luminary Award” in 2023; and the Texas Association for the Education of Young Children awarded her as its “Elected Official of the Year” in 2021. As a state representative, she brings experience and connections in dealing with government officials and business leaders, including promoting international business and trade. Ms. Button provides the Board with semiconductor industry experience, leadership skills, as well as state and national governmental knowledge.

Ms. Button received her bachelor’s degree in Accounting from National Taiwan University in 1976, her master’s degree in Public Finance from National Chengchi University in 1978, and her master’s degree in Management Science from University of Texas at Dallas in 1980, which has recognized her as an outstanding alumnus. Ms. Button is a co-founder of the DFW Asian American Citizens Council.

Ms. Button is not related to Mr. Warren Chen.

Elizabeth Bull

Independent Director

Chair, Audit Committee (Audit Committee Financial Expert)

Member, Compensation Committee

10 Diodes Incorporated

Ms. Bull is the former Chief Financial Officer of Communities Foundation of Texas ("CFT"). CFT is a Dallas-based non-profit grant-making organization and is one of the largest community foundations in the nation, with more than $1.5 billion in assets. In her role as CFO, Ms. Bull held full budget accountability, reporting to the CEO and Board/Committees. She served as Staff Lead on Finance & Audit, Investment, Compensation, Governance, and Building Committees for the CFT Board of Trustees, partnering for organizational growth.

Prior to CFT, Ms. Bull was Vice President and Treasurer of Texas Instruments, where she was employed for over 25 years. In her role as Vice President and Treasurer she led strategic financial, investment, operational, and people development initiatives in progressive roles, working in multiple Texas locations and in Asia across eight countries. She was TI's first female Vice President in Finance, Treasury, and Asia regional roles and worked with billion dollar and smaller entities/organizations in multiple capacities.

Ms. Bull received her MBA from the Kellogg School of Management at Northwestern University and her bachelor's degree in Mathematics from DePauw University. She is a member of the North Texas chapter of the National Association of Corporate Directors, and she is a 2025 candidate for Harvard Business School’s Executive Education Corporate Director Certificate.

Warren Chen

Independent Director

Chair, Risk Oversight Committee

Member, Compensation Committee

Member, Governance and Stockholder Relations Committee

Mr. Chen was a member of the Board of Lite-On Technology Corp. (“LTC”) from 2002 to 2022. He was named Vice Chairman and Group CEO of LTC in 2014 and stepped down on July 31, 2020. He joined the Lite-On Group in 1983 and served in positions of increasing responsibility, including as Group Deputy CEO and Core Investment CEO from 2006 to 2014, Deputy CEO of LTC from 2000 to 2006, President of Taiwan Lite-On Electronics Inc. from 1992 to 2000, and Senior Vice President of Lite-On Inc. and Production Manager of Compound Semi, Inc. (CA). Prior to joining the Lite-On Group, from 1975 to 1983, Mr. Chen served as manufacturing superintendent for TI Taiwan. Mr. Chen holds a bachelor’s degree in Chemical Engineering from Chinese Culture University. Lite-On Semiconductor Corp. was a company in the Lite-On Group. See “Certain Relationships and Related Person Transactions – Relationships and Transactions.”

Mr. Chen’s approximately 45 years of management experience in the electronics industry and the global supply chain provides the Board with perspective on the future trends and challenges in the semiconductor industry. Mr. Warren Chen is not related to Ms. Angie Chen Button.

Robert E. Feiger

Independent Director

Member, Audit Committee

Member, Governance and Stockholder Relations Committee

Mr. Feiger is the Senior Partner with the law firm of Friedman & Feiger, LLP in Dallas, Texas. His practice is concentrated in the areas of commercial transactions, corporate structuring, mergers and acquisitions, corporate tax planning, personal estate tax and asset protection planning. He formerly served as Staff Attorney for the United States Securities & Exchange Commission in the Division of Enforcement, Special Proceedings, in Washington, D.C., and as an Assistant General Counsel for Betz Laboratories, Inc., a publicly-held company, in Philadelphia, Pennsylvania. Mr. Feiger holds the designation of Accredited Estate Planner by the National Association of Estate Planners and Councils. He is currently a member of the Dallas Estate Planning Council and formerly served as a member of the Advisory Council of The Dallas Foundation. He is admitted to the State Bar of Texas, and is also a member of the Tax Section of the State Bar of Texas and the Dallas Bar Association.

Mr. Feiger received a B.S.B.A. with final honors from Washington University in St. Louis, where he became a member of Beta Gamma Sigma and Omicron Delta Kappa honor societies, and his J.D. and LL.M. in Taxation from Southern Methodist University Dedman School of Law.

11 Diodes Incorporated

Huey-Jen (Jenny) Su

Independent Director

Dr. Su served as the first female President in the 85-year history of the National Cheng Kung University in Taiwan from 2015 to 2023, and was a Professor of Environmental Health from 1992 to 2024. Her research efforts have primarily focused on the topic of air pollution related health effects, with a particular emphasis on the rising global awareness of airborne microbial hazards. She also served as an expert member of the committee that prepared the World Health Organization’s report concerning guidelines for biological agents in indoor environments.

In 2022, Dr. Su was awarded the Outstanding Professional Global Corporate Sustainability Award, and in 2017, was honored by her alma mater with the Harvard T. H. Chan School of Public Health’s Leadership Award in Public Health Practice. Moreover, Dr. Su was cited for her outstanding leadership among the top 100 award-winning researchers, innovators and leaders in the 2018 edition of the Asian Scientist Magazine. She also received the 2017 Outstanding Research Award from the Ministry of Science and Technology in Taiwan and was featured as one of the 10 “Science Stars of East Asia” for her indoor air pollution research by the leading journal Nature.

Dr. Su received her bachelor’s degree from National Taiwan University in 1983 and doctorate from the Harvard T. H. Chan School of Public Health in 1990.

Gary Yu

President and Director

Member, Risk Oversight Committee

Mr. Yu, who has been with the Company since 2008, was appointed President and elected to the Board of Directors in January 2024. Prior roles in the Company include Chief Operating Officer; Senior Vice President with responsibility for Business Groups and the integration of Lite-On Semiconductor Corporation; President, Asia Pacific Region; General Manager of the Company’s Shanghai wafer fabrication operation and the Company's BCD business unit; Vice President of Asia Pacific Sales; and manager of the Company’s sensor and satellite business unit. Prior to joining the Company, Mr. Yu spent over 10 years at Lite-On Semiconductor Corporation as Vice President, Worldwide Sales and at Texas Instruments in IT, finance, and capacity planning positions. Mr. Yu holds a bachelor’s degree in MIS from Fu-Jen University, Taiwan, a master’s degree in Telecommunication Engineering from Southern Methodist University, and an MBA from University of Dallas. Mr. Yu provides the Board with many years of domestic and foreign semiconductor experience in sales and operations as well as risk management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE SEVEN NOMINEES TO THE BOARD SET FORTH ABOVE.

12 Diodes Incorporated

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

The Board has delegated authority to four standing committees: the Audit Committee, the Compensation Committee, the Governance and Stockholder Relations Committee, and the Risk Oversight Committee (the “Committees”) and the Committees regularly report on their activities and actions to the full Board. Each Committee consists of three or more directors who serve at the discretion of the Board. The Board usually makes Committee and Committee chair assignments annually at its meeting immediately following the Company’s annual meeting of stockholders. Ms. Sung will cease to serve on her respective committees upon her retirement from the Board at the Meeting. The Board will name Ms. Sung's replacement to her respective committees promptly following the Meeting. The current composition of each Committee is as follows:

Directors	Audit Committee	Compensation Committee	Governance and Stockholder Relations Committee	Risk Oversight Committee
Keh-Shew Lu				Member
Angie Chen Button (1)		Chair	Chair
Elizabeth Bull (1)	Chair (2)
Warren Chen (1)		Member	Member	Chair
Robert E. Feiger (1)	Member		Member
Huey-Jen (Jenny) Su (1)
Christina Wen-Chi Sung (1) (3)	Member	Member		Member
Gary Yu				Member

(1) Independent director (as determined by the Board under the rules of The NASDAQ Stock Market LLC (“Nasdaq”) and, in the case of members of the Audit Committee, the rules of the SEC).

(2) Qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

(3) Ms. Christina Wen-Chi Sung is not standing for reelection at the Meeting.

Director Independence

The Board has determined that five of the seven director nominees (all director nominees other than Dr. Lu, our Chairman and Chief Executive Officer, and Mr. Yu, our President) will be “independent directors” as shown in the above table, as the term “independent director” is defined under the rules of Nasdaq. The Board also has determined that each member of its Audit Committee, Compensation Committee, and Governance and Stockholder Relations Committee meets the applicable independence requirements prescribed by Nasdaq and the SEC.

In making its independence determinations with regard to Dr. Lu and Messrs. Feiger and Yu, the Board considered the relationships described under “Certain Relationships and Related Person Transactions – Relationships and Transactions.”

Audit Committee

The Audit Committee makes recommendations to the Board regarding the engagement of the Company’s independent registered public accounting firm, reviews the plan, scope, and results of the audit, reviews the Company’s policies and procedures with the Company’s management concerning internal accounting and financial controls, and reviews changes in accounting policy and the scope of non-audit services which may be performed by the Company’s independent registered public accounting firm. The Audit Committee also monitors policies to prohibit unethical, questionable, or illegal activities by the Company’s employees. The “Audit Committee Report” section of this Proxy Statement describes in more detail the Audit Committee’s responsibilities, particularly with regard to the Company’s financial statements and its interactions with the Company’s independent registered public accounting firm.

The Board has determined that each member of the Audit Committee is “independent” as that term is defined under the rules of Nasdaq and the SEC and is able to read and understand fundamental financial statements. The Board also has determined that Ms. Bull qualifies as an “audit committee financial expert” as defined under the rules of the SEC.

13 Diodes Incorporated

Compensation Committee

The Compensation Committee makes recommendations to the Board regarding compensation, benefits, and incentive arrangements for the Chief Executive Officer and other officers and key employees of the Company. The Compensation Committee administers the 2022 Equity Incentive Plan ("2022 Plan"), the 2013 Equity Incentive Plan (the “2013 Plan”), the Company’s 401(k) profit sharing plan (the “401(k) Plan”), and the Company’s nonqualified deferred compensation plan. The Board has determined that each member of the Compensation Committee is “independent” as that term is defined under the rules of Nasdaq.

Governance and Stockholder Relations Committee

The principal purposes of the Governance and Stockholder Relations Committee (the “Governance Committee”) are to help ensure that the Board (i) identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board, and (ii) recommends to the Board the nominees for election at the next annual meeting of stockholders. The Board has determined that each member of the Governance Committee is “independent” as that term is defined under the rules of Nasdaq.

Risk Oversight Committee

The Risk Oversight Committee assists the Board in overseeing the Company’s risk management process by (i) overseeing the Company’s efforts to align its management of risks with its strategic objectives, (ii) overseeing the establishment and implementation of a risk oversight framework, and (iii) reviewing the effectiveness of the risk oversight framework in the identification, assessment, monitoring, management, and disclosure of significant risks. The Risk Oversight Committee’s oversight provides reasonable assurance that processes are in place to identify, assess, monitor, manage, and disclose risks that may have a material adverse effect on the achievement of the Company’s strategic objectives.

Charters of the Committees

All four Committees operate pursuant to written charters, current copies of which are available on the Company’s website, at www.diodes.com, in the “Investors – Corporate Governance” section.

MEETINGS OF THE BOARD AND COMMITTEES

The following table presents the number of meetings and actions taken by written consent of the Board and the Committees in 2024:

	Meetings Held	Action by Written Consent
Board	7	2
Audit Committee	7	—
Compensation Committee	3	2
Governance and Stockholder Relations Committee	4	—
Risk Oversight Committee	5	—

All current directors attended at least 75% of the total number of meetings of the Board and Committees on which each served held during the period he or she served in 2024.

It is the policy of the Company to require Board members to attend the annual meetings of stockholders, if practicable. Each director at the time attended the 2024 annual meeting of stockholders.

BOARD LEADERSHIP STRUCTURE

The Chairman of the Board, Dr. Keh-Shew Lu, conducts each Board meeting and sets the agenda of each Board meeting after consulting Ms. Angie Chen Button, our independent lead director ("Lead Director"), and members of the Board. The Chairman of the Board also has the responsibility to establish effective communications with the Company’s stakeholders, including stockholders, customers, employees, communities, suppliers, creditors, governments, and corporate partners. The Chairman also serves as our Chief Executive Officer. Our Board of Directors has determined that this leadership structure is appropriate and effective for the Company at this time. This structure effectively utilizes Dr. Lu’s knowledge

14 Diodes Incorporated

of the Company and the industry in which we operate, while fostering greater communication and producing a greater degree of transparency between management and our directors. Dr. Lu has served as a director since 2001 and as Chief Executive Officer since 2005.

The duties of the Lead Director are to preside at executive sessions of the independent directors, serve as principal liaison between the independent directors and the Chairman, work with the Chairman to set and approve the schedule and agenda for meetings of the Board and its committees, direct the retention of advisors and consultants who report directly to the Board, serve as liaison for consultation and communication with stockholders, oversee the annual evaluation of our Board and its committees, and evaluate, in cooperation with the Compensation Committee and all members of the Board, the Chief Executive Officer's performance.

NOMINATING PROCEDURES AND CRITERIA AND BOARD DIVERSITY

Among its functions, the Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board, and recommends to the Board the director nominees to be selected by the Board for election at the next annual meeting of stockholders. In addition to the candidates proposed by the Board or identified by the Governance Committee, the Governance Committee considers candidates for director suggested by stockholders provided such recommendations are made in accordance with the procedures set forth under “Proposals of Stockholders and Stockholder Nominations for 2026 Annual Meeting.” Stockholder nominations that comply with these procedures and meet the criteria outlined below will receive the same consideration that the Governance Committee’s nominees receive.

Essential criteria for all candidates considered by the Governance Committee include the following:

•
integrity and a commitment to ethical behavior;
•
personal maturity and leadership skills in industry, education, the professions, or government;
•
independence of thought and willingness to deal directly with difficult issues;
•
fulfillment of the broadest definition of diversity, seeking diversity of thought; and
•
broad business or professional experience, with an understanding of business and financial affairs, and the complexities of business organizations.

In evaluating candidates for certain Board positions, the Governance Committee evaluates additional criteria, including the following:

•
technical expertise in engineering, chemistry, solid state physics, or electronics;
•
senior management experience and expertise, especially from leadership roles in semiconductor, information technology, or electronics corporations;
•
financial or accounting expertise, generally and as necessary to fulfill the financial requirements of the SEC and Nasdaq regulations;
•
leadership experience in other industries to help the Company better understand the care-abouts in key, targeted industries; and
•
experience in investment banking, commercial lending, or other financing activities.

In selecting nominees for the Board, the Governance Committee evaluates the general and relevant specialized criteria set forth above prior to commencement of the recruitment process, determines whether a nominee fulfills the independence requirements of the SEC and Nasdaq, evaluates recommendations received from other existing members of the Board, reviews the education of the nominee, evaluates the quality of experience and achievement of the nominee, reviews the nominee’s current or past membership on other companies’ boards, determines that the nominee has the ability and the willingness to spend the necessary time required to function effectively as a director (except in extraordinary circumstances, no director shall serve on the board of more than four other public companies), and determines that the nominee has a genuine interest in representing the stockholders and the interests of the Company overall.

15 Diodes Incorporated

If the Governance Committee is evaluating a nominee for re-election, the Governance Committee will review the nominee’s performance, including the following: availability for and attendance at meetings, contribution to Board processes such as information gathering and decision making, accessibility for communication with other directors and management, participation in Committee activities, depth of knowledge of the Company and its industry, the Company’s performance during the nominee’s previous term, in light of the role played by the Board and the nominee in guiding management, and any specialized expertise or experience that has contributed or may contribute to the functioning of the Board or the success of the Company.

The Governance Committee believes that the Board should include individuals with a broad range of relevant professional expertise, experience and education and reflect the diversity and cultural and geographical perspectives of the Company’s employees, customers, and suppliers.

The Governance Committee, as well as the full Board, has recommended the Board’s nominees for election at the Meeting. Stockholders have not proposed any candidates for election at the Meeting.

DIRECTOR RESIGNATION POLICY

Under the Company’s director resignation policy, promptly following the receipt of the final report from the Inspector of Elections relating to an election of directors of the Company (other than elections in which the number of nominees exceeds the number of directors to be elected), any nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election, will tender his or her resignation for consideration by the Board. Subject to certain conditions, the Governance Committee will meet to consider the tendered resignation and make a recommendation to the Board concerning the action, if any, to be taken with respect to the director’s resignation.

The Board will consider and act upon the Governance Committee’s recommendation within 90 days of certification of the vote at the Meeting. In considering the director’s resignation, the Governance Committee and the Board will consider all factors they deem relevant, including, without limitation, the underlying reason for the vote result, if known, the director’s contributions to the Company during his or her tenure, and the director’s qualifications. The Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions designed to cure the underlying cause as the Board may impose. Within four business days of the decision regarding the tendered resignation, the Company will file with the SEC a report on Form 8-K disclosing the decision with respect to the resignation, describing the deliberative process and, if applicable, the specific reasons for rejecting the tendered resignation.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the chair of our Audit Committee, our Compensation Committee, our Governance Committee, or our Risk Oversight Committee or with our independent directors individually or as a group, by writing to any such person or group c/o Corporate Secretary, Diodes Incorporated, 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024.

Communications are distributed to the Board, or to any individual director, depending on the facts and circumstances set forth in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, including, but not limited to, the following: junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will not be distributed, provided that any communication that is not distributed will be made available to any independent director upon request.

Communications that include information that would be better addressed by the Company’s ethics and compliance hotline, which reports to the Audit Committee at (855) 316-2192, will be delivered to the Audit Committee.

16 Diodes Incorporated

COMPENSATION OF DIRECTORS

The following table sets forth the compensation of each director, who is not a NEO, for service in 2024:

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	RSUs ($) (2) (3) (c)	Total ($) (h)
Angie Chen Button	130,000	218,550	348,550
Elizabeth Bull	130,000	218,550	348,550
Warren Chen	110,000	218,550	328,550
Robert E. Feiger (4)	58,226	218,550	276,776
Huey-Jen (Jenny) Su (5)	—	—	—
Christina Wen-Chi Sung	100,000	218,550	318,550

(1) See below for the details of cash retainers paid to non-employee directors.

(2) These amounts reflect the value determined by the Company for financial accounting purposes for these awards and do not reflect whether each director has actually realized a financial benefit from the awards. The value of the equity awards in column (c) is based on the grant date fair value calculated in accordance with the amount recognized for financial statement reporting purposes. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for RSUs are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. See Note 14, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 9, 2024, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value. All equity awards vest in four equal annual installments.

(3) Under the Company’s 2024 director compensation arrangements, each non-employee director listed in the table above was granted an award under the 2022 Equity Incentive Plan of 3,000 RSUs on May 26, 2024. The per-share closing price of our Common Stock on May 26, 2024 was $72.85

(4) Mr. Feiger’s service as a director did not commence until May 29, 2024.

(5) Ms. Su’s service as a director did not commence until February 3, 2025.

The following table shows the aggregate number of shares underlying outstanding RSUs held by non-employee directors as of December 31, 2024:

Name	RSUs (#)
Angie Chen Button	7,140
Elizabeth Bull	5,250
Warren Chen	7,140
Robert E. Feiger	3,000
Huey-Jen (Jenny) Su	—
Christina Wen-Chi Sung	7,140

During 2024, each non-employee director of the Company received a grant of 3,000 RSUs, which vest in four equal annual installments commencing on the first anniversary of the date of grant. The Board may in its discretion modify such director compensation arrangements in the future. For additional information see, “Certain Relationships and Related Person Transactions – Relationships and Transactions.”

The table below sets for the cash retainer amounts for non-employee directors for service in 2024 and 2025:

	2024	2025
Quarterly retainer:	$22,500	$22,500
Additional quarterly retainer:
Lead Director, Chairs of Audit, Governance, and Compensation Committees	10,000	10,000
Chair of Risk Committee	5,000	5,000
Member of the Audit Committee	2,500	2,500

17 Diodes Incorporated

Compensation Committee Interlocks and Insider Participation

During 2024, the Compensation Committee consisted of three directors: Angie Chen Button (Chair), Warren Chen, and Christina Wen-Chi Sung. During 2024, no executive officer of the Company served on the compensation committee (or equivalent) of the board of directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

CORPORATE POLICIES

Anti-Hedging Policy

The Company’s Insider Trading Policy prohibits all executive officers and directors of the Company from engaging in any hedging or monetization transactions involving the Company’s securities, including zero cost collars, forward sale contracts, and trading in options, puts, calls, or other derivative instruments related to the Company’s Common Stock. To the best of the Company’s knowledge, no executive officers or directors of the Company currently are parties to a hedge with respect to any shares of Common Stock of the Company.

Anti-Pledging Policy

The Company’s Insider Trading Policy prohibits executive officers and directors from pledging the Company’s securities. Acquiring Company shares on margin also is prohibited. To the best of the Company’s knowledge, no executive officers or directors of the Company currently are parties to a pledge of any shares of the Common Stock of the Company.

Insider Trading Policy

The Company is committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, we have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and employees, as well as by the Company itself. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NASDAQ listing standards. A copy of the Company's Insider Trading Policy was filed as Exhibit 19 in the Company's annual report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 14, 2025.

Short-Selling Policy

Directors and executive officers are prohibited from selling the Company’s equity securities “short” (i.e., the sale of a security that is not owned and must be borrowed to complete the sale) or “selling short against the box” (i.e., the sale of a security that is currently owned but is not delivered against such sale within twenty days thereafter, or is not within five days after such sale deposited in the mails or other usual channels of transportation and the sale is completed with borrowed shares). To the best of the Company’s knowledge, no executive officers or directors of the Company currently are parties to any short-selling transactions with respect to any shares of Common Stock of the Company.

Stock Ownership Policy

Stock Ownership Policy for Directors. The Company’s stock ownership policy provides that all non-employee directors are required to acquire (and thereafter throughout the term of appointment maintain ownership of) a minimum number of shares of Common Stock with a value equal to three times the annual retainer received by them as directors within five years of the later of (1) the adoption of this stock ownership policy, or (2) their respective appointment or initial election. All of the directors are currently or are expected to be in compliance with our stock ownership policy in accordance with the time frame requirements.

Stock Ownership Policy for Executive Officers. The Company’s stock ownership policy provides that all individuals holding the positions with the Company listed below are required to acquire (and thereafter throughout the term of employment maintain ownership of) a minimum number of shares of Common Stock with a value equal to the multiple of such executive officer’s annual base salary (excluding bonus) within five years of the later of (1) the adoption of this stock

18 Diodes Incorporated

ownership policy, or (2) their respective appointment (other than a newly-appointed Chief Executive Officer, who has seven years to comply), as follows:

Position	Multiple of Salary
Chief Executive Officer of the Company	Six times annual base salary (excluding bonus)
Board appointed executive officer	Two times annual base salary (excluding bonus)

All of the executive officers are currently or are expected to be in compliance with our stock ownership policy in accordance with the time frame requirements.

For purposes of this stock ownership policy, stock ownership includes any shares owned by an executive officer or director or his or her immediate family members or held by him or her as part of a tax or estate plan in which the executive officer or director retains beneficial ownership. The value of shares held is calculated once per year, on the last business day of the fiscal year. For purposes of determining compliance with this stock ownership policy, “value” means an assumed per share value based on the closing price of Common Stock on the last business day of the fiscal year. An executive officer or director subject to this stock ownership policy is not required to acquire shares of Common Stock in accordance with this policy if acquisition at such time would result in a violation of the Company’s insider trading policy, in which event the executive officer or director is required to comply with this stock ownership policy as soon as reasonably feasible thereafter. A hardship exception is available at the discretion of the Compensation Committee, but no exceptions have been solicited or granted to date.

If any executive officer or director is determined to own less than the minimum number of shares of Common Stock, such executive officer or director shall have the two open periods after the two subsequent “Blackout Periods” to obtain the minimum number of shares of Common Stock. Blackout Period is (i) a period starting on the fifteenth day of the third month in the first calendar quarter and the period starting on the first day of the third month in the second, third, and fourth calendar quarters (i.e. March 15, June 1, September 1, December 1) and ending two business days after earnings for that quarter have been publicly released (trading of the Company’s securities can begin on the third day after announcement); and (ii) any other period of significant corporate activity designated from time to time by the Company.

Stock Retention Policy

In addition to the stock ownership policy described above, under which each executive officer or director must maintain a certain multiple of his or her annual base salary or annual retainer throughout the term of employment or appointment, each executive officer or director who acquires shares of our Common Stock through the exercise of a stock option is required to retain 33% of the “net” shares acquired (i.e., net of the tax impact of the stock option exercise) until the earlier to occur of the first anniversary of the date of exercise or the date the individual ceases to be an executive officer or director. This stock retention policy only applies to stock option grants awarded to executives.

Recoupment of Compensation

Pursuant to our Policy Regarding Recoupment of Executive Compensation (“Clawback Policy”), in the event the Company is required to prepare an accounting restatement due to the Company's material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will recover reasonably promptly from each Covered Officer (as defined in the Clawback Policy) the Covered Compensation (as defined in the Clawback Policy) received by such Covered Officer. If a Clawback Exception (as defined in the Clawback Policy) applies, the Company may forgo such recovery under the Clawback Policy.

A copy of our Clawback Policy and other corporate policies are available on the Company’s website, at www.diodes.com, in the “Investors – Corporate Governance” section.

19 Diodes Incorporated

Equity Award Grant Practices

Equity awards are discretionary and are generally granted to our named executive officers during the first week of February of the applicable fiscal year. In certain circumstances, including the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times. The Company does not currently grant stock options to its employees . The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

CORPORATE SUSTAINABILITY

Commitment - Embracing Sustainability for the Future

The Company's commitment to sustainability is represented in our core values of integrity, commitment, and innovation.

The Company strives for environmental sustainability, social responsibility, responsible sourcing, and corporate citizenship to have a sustainable operation and a long-term, positive impact on our stakeholders: investors, customers, employees, suppliers, and our communities.

The Company adopts a stakeholder-oriented approach to governance and is committed to conducting an ethical, lawful, profitable, and sustainable business that creates value over the long term. We are not actively or directly involved in any political advocacy or lobbying groups, nor do we provide financial contributions to political organizations or political campaigns. Our engagements on these issues are mainly through industry or trade associations that we support together with our industry peers, or through community engagement with non-profit organizations and tax-exempt groups.

Through our extensive sales and distribution network we provide customers around the globe with a broad portfolio of innovative semiconductor products that help our customers develop energy-efficient and eco-friendly end applications.

It is the Company's firm belief that our stakeholders’ well-being is supported by sustainability considerations and such considerations are integral to our ongoing organizational success and operational resilience.

The Company's sustainability report is available at: https://www.diodes.com/about/company/sustainability/.

Environment - Environmental Stewardship and Resource Conservation Initiatives

Environmental responsibility is integral to producing world-class products. We understand the impact our operations have on the environment, our communities, and the health and safety of our employees and suppliers. We are committed to ensuring environmentally sustainable business practices and to helping minimize the environmental impact of our supply chain.

Details on our energy, water, waste, and greenhouse gas emissions management can be found in our sustainability report.

Supply Chain - Responsible Supply Chain Management

We strive for environmental sustainability, social responsibility, corporate citizenship, and responsible sourcing to have a long-term, positive impact on our operations and stakeholders. These corporate responsibility expectations are incorporated into the business processes we use with our suppliers so as to maintain and improve supply chain accountability.

With our strong commitment to operating our business in a sustainable and socially responsible manner, we expect our suppliers to join us in this commitment, and to conduct their businesses based on this shared set of values and principles.

Integrity is one of our core values. Read more about how we practice it through supplier diversity and inclusion, responsible use of materials, chemicals, and packaging, and conflict materials management.

20 Diodes Incorporated

Sustainability in the supply chain is built on strong partnerships. We expect our suppliers to adhere to our Supplier Code of Conduct.

Social Responsibility - Stakeholder Engagement and Social Responsibility

We are committed to operating with a strong sense of integrity and believe it to be critical to maintaining trust and credibility with our stakeholders: communities, employees, suppliers, customers, and investors. Beyond this, we recognize the impact of managing our business in alignment with global society. Learn more about how we’re working to deliver on this through sustainable products, community engagement, and charitable giving.

People - Human Capital Management

As an international semiconductor company with a global footprint, we recognize the important role people play in a talent-based economy, and the impact they have on our long-term strategic success and sustainable growth. Our employees are our most critical asset—they contribute to our financial success for the benefit of all our stakeholders, they fuel the engine of product innovation, and they are collaborators and contributors to the success of the communities in which we live and work.

We are focused on building and maintaining a sustainable workforce because a reliable workforce that can deliver consistent output helps drive greater business results. Our support to the workforce includes our employee health, safety, and wellness programs, diversity and inclusion initiatives, and employee development investments.

Governance - Our Corporate Governance Approach

Our approach to sustainability and financial integrity is built on the foundation of an effective corporate governance structure. We integrate transparency and accountability in our corporate governance practices, and incorporate sustainability into our corporate governance objectives. A strong corporate governance framework and associated practices are critical to earnings, and to retaining the trust of our investors and other stakeholders. We have several resources to illustrate our corporate governance practices—please refer to the highlights and the fact sheet.

21 Diodes Incorporated

Executive Officers of the Company

The following table and discussion sets forth certain biographical information concerning the Company’s executive officers as of the Record Date.

Name	Age	Position with the Company
Dr. Keh-Shew Lu(1)	78	Chairman and Chief Executive Officer ("CEO")
Gary Yu(1)	52	President
Brett R. Whitmire	59	Chief Financial Officer
Francis Tang	70	Senior Vice President, Worldwide Discrete Products
Andy (Kuo-Ting) Tsong	57	Senior Vice President, Worldwide Analog Products
Richard D. White	77	Corporate Secretary and Special Assistant to the Chief Executive Officer
Emily Yang	56	Senior Vice President, Worldwide Sales and Marketing
Jin Zhao	56	President, Asia Pacific Region

(1) See “Proposal One - Election of Directors” for biographical information regarding Dr. Keh-Shew Lu and Mr. Gary Yu.

Brett R. Whitmire Chief Financial Officer

Mr. Whitmire assumed his current position as the Company’s Chief Financial Officer in March 2019. He has 35 years of industry experience and has been with the Company for over 14 years. Prior to being named CFO, he served as the Corporate Controller and Principal Accounting Officer of the Company, and previously served as the Director of Global Supply Chain. Mr. Whitmire worked at Freescale Semiconductor as Chief Financial Officer for the Analog & Sensors Division. He began his career at Texas Instruments in a variety of finance and operations leadership positions including seven years as Vice President while serving as the finance and operations executive for the High Volume Analog & Logic Division and the corporate supply chain head. Mr. Whitmire holds both a bachelor's degree in Mechanical Engineering and an MBA from The University of Texas at Austin.

Francis Tang Senior Vice President, Worldwide Discrete Products

Mr. Tang was appointed Vice President, Worldwide Discrete Products in 2006 and Senior Vice President in November 2020. He previously served as the Company’s Global Product Manager since 2005. From 2002 until joining the Company, Mr. Tang served as general manager of T2 Microelectronics in Shanghai, China where he managed complex mixed-signal SOC product development. From 1996 to 2001, Mr. Tang was the senior strategic marketing director for Acer Labs, Inc. USA, and prior to that, he was employed by National Semiconductor for 17 years, where he held various management positions in analog and mixed-signal circuit design, applications and strategic marketing. Mr. Tang holds a master’s degree in Electrical Engineering from University of Missouri – Rolla.

Andy (Kuo-Ting) Tsong Senior Vice President, Worldwide Analog Products

Mr. Tsong joined the Company in 2009 as Worldwide Design Engineering Manager for the Analog Business Group. In November 2015, he was assigned to lead the newly-acquired worldwide Pericom business, and held the position of Division Manager for the Precision Timing and Connectivity organization within the Analog Business Group. In November 2021, he was appointed as regional President for the Asia Pacific region with responsibility over non-Make functions. Prior to joining the Company, Mr. Tsong worked for Texas Instruments for over 15 years where he held several key management roles for new product development including System Engineering Manager for High Speed Interface, Senior Design Manager for Mixed Signal IP Development for ASIC, and Design Manager for High Speed SERDES Development. Mr. Tsong received a bachelor’s degree in Electrical Engineering from National Chiao Tung University in Taiwan, and a master’s degree in Electrical Engineering from University of Michigan, Ann Arbor.

Richard D. White Corporate Secretary and Special Assistant to the Chief Executive Officer

Mr. White was appointed as the Company’s Corporate Secretary and Special Assistant to the Chief Executive Officer in February 2019. Mr. White had previously served as the Company's Chief Financial Officer and Corporate Secretary since 2009. From 2006 to 2009, he served as Senior Vice President, Finance. Mr. White has over 40 years of senior level finance experience, including 25 years at Texas Instruments, where he served as Vice President of Finance and Production Planning for MOS memory, Controller for TI’s Asia Pacific Division in Singapore, and various other financial positions in the United States, France and Germany. From 1999 to 2005, he served as the Chief Financial Officer for Optisoft, Inc., and from 2005

22 Diodes Incorporated

to 2006, he served as a Partner of Tatum, LLC. Mr. White, a licensed certified public accountant, holds a Bachelor’s degree in Electrical Engineering from Oklahoma State University and an MBA from the University of Michigan.

Emily Yang Senior Vice President, Worldwide Sales and Marketing

Ms. Yang was appointed Vice President of Worldwide Sales and Marketing in 2017 and Senior Vice President in November 2020. Ms. Yang has been with the Company since the acquisition of Pericom in 2015, where she was Vice President of Global Sales. Prior to that, she held a number of sales management positions with Pericom since 1998, including: VP of Sales, NAEU, Contract Manufacturing Sales Director, Western Regional Sales Director, and Strategic Account Sales Director covering Asia, North America, and Europe. Ms. Yang holds a bachelor’s degree in Economics from the University of Toronto.

Jin Zhao President, Asia Pacific Region

Dr. Jin Zhao was appointed to manage the Analog Business Group in November 2020, having previously served as manager of the Company’s Linear, Logic and Power Product Division, within the Analog Business Group. Before joining the Company in 2017, Dr. Zhao had held Vice President and General Manager roles at NXP and Fairchild Semiconductor, respectively. In these positions, he had been responsible for managing various product lines, including analog interface ICs and high voltage discrete products. Prior to this, Dr. Zhao was employed by Texas Instruments, where he managed the integrated PMIC and over-voltage protection product lines. He also previously worked at AMD’s fab in Austin, Texas. Dr. Zhao holds a Ph.D. in Chemistry from the State University of New York (in Buffalo) and an MBA from the University of Texas (in Dallas).

REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee of the Board does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee composed of three of the Company’s directors, Elizabeth Bull (Chair), Robert E. Feiger, and Christina Wen-Chi Sung. Each member of the Audit Committee meets the independence and experience requirements of Nasdaq and the independence requirements of the SEC. Ms. Bull qualifies as an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company. Ms. Sung will cease to serve on the Audit Committee upon her retirement from the Board at the Meeting. The Board will name Ms. Sung's replacement to the Audit Committee promptly following the Meeting.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including evaluating the effectiveness of its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•
reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2024; and
•
obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted

23 Diodes Incorporated

in the United States and the effectiveness of the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee:

•
discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 (“Communications with Audit Committees”);
•
has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams LLP the firm’s independence; and;
•
reviewed and discussed with management, the internal auditor, and the independent registered public accounting firm management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s opinion about the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held seven (7) meetings during fiscal 2024.

In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States, or present fairly the results of operations of the Company for the periods presented, or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with the generally accepted auditing standards of the Public Company Accounting Oversight Board (United States) or that the Company’s auditors are independent. Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC. The Audit Committee also has recommended, and the Board also has approved, the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

THE AUDIT COMMITTEE
Elizabeth Bull, Chair
Robert E. Feiger
Christina Wen-Chi Sung

24 Diodes Incorporated

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, and all members of the finance department of the Company. The Code of Ethics is available on the Company’s website at www.diodes.com, in the “Investors – Corporate Governance” section. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website within four business days following the date of such amendment or waiver.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy Regarding Related Person Transactions

The Audit Committee has adopted a written policy (the “Policy”) to review any transaction in which the Company was, or is to be, a participant and in which any director, executive officer, or beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company, or any immediate family member of any such person, has a direct or indirect material interest (a “related person transaction”). The Policy requires the following:

•
the Audit Committee shall review, as needed, any agreements or arrangements relating to a related person transaction or series of related person transactions;
•
the Audit Committee shall determine whether the transactions covered by such agreements or arrangements are on terms no less favorable to the Company than could be obtained from an unrelated third party (“fair to the Company”);
•
on an ongoing basis, the Company’s internal audit department shall report to the Audit Committee whether the transactions covered by such agreement or arrangement are fair to the Company under the standards established by the Audit Committee;
•
the Audit Committee shall make all reasonable efforts (taking into account the cost thereof to the Company) to cancel or to renegotiate any such agreement or arrangement which is not so determined to be fair to the Company; and
•
the Company shall disclose any related person transactions required to be disclosed by the rules promulgated by the SEC, in the manner so required.

Relationships and Transactions

The Audit Committee reviews all related person transactions for potential conflict of interest situations on an ongoing basis, in accordance with such procedures as the Audit Committee may adopt from time to time. We believe that all related person transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties.

We conduct business with the following related parties: Keylink International (B.V.I.) Inc. and its subsidiaries and affiliates (“Keylink”), Nuvoton Technology Corporation (“Nuvoton”), Jiyuan Crystal Photoelectric Frequency Technology Ltd. (“JCP”), and Atlas Magnetics, Co ("Atlas").

Keylink is our 5% joint venture partner in our Shanghai assembly and test facilities. We sell products to, and purchase inventory from, companies owned by Keylink. We sold products to companies owned by Keylink, totaling approximately $3.5 million and $12.6 million for the 12 month periods ended December 31, 2024 and 2023, respectively. In addition, our subsidiaries in China lease their manufacturing facilities in Shanghai from, and subcontract a portion of our manufacturing process (metal plating and environmental services) to Keylink. We also pay a consulting fee to Keylink. The aggregate amounts paid to Keylink for the 12 month periods ended December 31, 2024 and 2023 were approximately $15.0 million and $16.9 million, respectively.

25 Diodes Incorporated

We purchase wafers from Nuvoton for use in our production process and consider our relationship with Nuvoton to be mutually beneficial. We plan to continue our strategic alliance with Nuvoton. We purchased silicon wafers from Nuvoton that we use in the production of finished goods, totaling $7.1 million and $10.5 million for the twelve month periods ended December 31, 2024 and 2023, respectively. We have an agreement to purchase approximately $9.4 million of wafers from Nuvoton through the second quarter of 2027. Warren Chen, a member of the Company's board of directors, serves as a member of the Nuvoton board of directors.

We also purchase materials from JCP, a frequency control product manufacturing company in which we have made an equity investment and account for using the equity method of accounting, and from Atlas an early stage privately held fabless wafer design company in which the Company holds a majority interest. The Company determined that Atlas is a variable interest entity and the Company does not have the power to direct the activities that most significantly impact Atlas. The Company has therefore determined that the Company is not the primary beneficiary. For additional information related to Atlas see Note 19 - Equity Investments - Variable Interest Entities, in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2025 for additional information. below.

See also “Risk Factors – One of our external suppliers is also a related party. The loss of this supplier could harm our business, operating results and financial condition.” in Part I, Item 1A, and Note 15 - “Related Party Transactions,” in each case, in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2024 for additional information.

Mr. Gary Yu, the Company's President and Director, is married to the niece of Dr. Keh-Shew Lu, the Company's Chairman and Chief Executive Officer. Mr. Yu has been an employee since 2008. Details of Mr. Yu’s compensation are provided below in the Summary Compensation Table. Kevin Chou is the son-in-law of Dr. Keh-Shew Lu, and is employed by the Company as Vice President of Internal Audit. Mr. Chou has been an employee since 2009. For 2024, Mr. Chou’s total cash compensation was approximately $374,250, and his total equity compensation was 1,700 RSUs, which vest in four equal annual installments.

Mr. Robert E. Feiger, an independent director, and his law firm, Friedman & Feiger, LLP, have provided legal representation to Dr. Keh-Shew Lu on matters unrelated to Dr. Lu’s services to the Company. In addition, Friedman & Feiger, LLP previously provided legal representation to the Company from 2007 through March 2020. In connection with his nomination to serve as a director, Mr. Feiger has agreed that while serving on the Board, neither Mr. Feiger nor Friedman & Feiger, LLP, will provide legal services to the Company or its directors or employees, including Dr. Lu, without the prior written approval of the Board, which will allow the Board to consider in advance whether the provision of any requested services would compromise Mr. Feiger’s independence.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers, and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports.

Specific due dates for these reports have been established by the SEC, and the Company is required to report any failure to file on a timely basis. Based solely upon review of copies of reports filed by the Company’s directors and executive officers with the SEC during the most recent fiscal year ended December 31, 2024, (i) one Form 4, representing one transaction for Andy Tsong and (ii) one Form 4 representing one transaction for Richard D. White were not filed timely.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Diodes stock but who share the same address, we have adopted an SEC-approved procedure called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. If you receive a single set of proxy materials as a

26 Diodes Incorporated

result of householding and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to the Secretary of the Company at the Company’s office at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024, and we will promptly send you the requested materials. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for this year’s annual meeting, you will need to follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. If you are a beneficial stockholder and you share an address with other beneficial stockholders, your broker, bank, or other institution is permitted to deliver a single copy of the proxy materials and Notice of Internet Availability of Proxy Materials to your address, unless you otherwise request separate copies.

27 Diodes Incorporated

PROPOSAL TWO

APPROVAL OF EXECUTIVE COMPENSATION

At the Meeting, the stockholders are being asked to approve the compensation of the NEOs as disclosed below pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the other compensation disclosure rules of the SEC, including the information in “Compensation Discussion and Analysis” and in the Summary Compensation Table and other related tables and narrative disclosure below in “Executive Compensation.”

At the Company’s 2023 annual meeting of the stockholders, the Company’s stockholders voted in favor of providing stockholders an advisory vote on the approval of the compensation of the Company’s NEOs on an annual basis.

As discussed below, our executive compensation programs are designed to attract, retain, and motivate executives who are critical to our long-term growth and profitability. Under these programs, our executives are incentivized to achieve Company performance goals and individual objectives established by the Compensation Committee, without encouraging undue or unreasonable risk-taking.

The Compensation Committee reviews our executive compensation programs annually to ensure they align executive compensation with the interests of our stockholders and current market practices. See “Compensation Discussion and Analysis” and “Executive Compensation” for information about our executive compensation programs, including information about the fiscal 2024 compensation of the NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation philosophy and decisions described in “Compensation Discussion and Analysis” and “Executive Compensation.”

Approval of the compensation paid to the NEOs, as disclosed below pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person via the Internet or by proxy, and entitled to vote on the proposal at the Meeting.

This vote is advisory and is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will review the result of the vote and take it into consideration when making future decisions regarding executive compensation.

Accordingly, our stockholders are being asked to vote on the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company's NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN “COMPENSATION DISCUSSION AND ANALYSIS” AND “EXECUTIVE COMPENSATION.”

28 Diodes Incorporated

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) explains the design and operation of the Company’s compensation program for (i) anyone who served during the fiscal year as our Chief Executive Officer or our Chief Financial Officer and (ii) our three other most highly compensated executive officers in the fiscal year (collectively, our “NEOs”).

Our NEOs for fiscal 2024 were:

Name	Position with the Company
Dr. Keh-Shew Lu	Chairman and Chief Executive Officer ("CEO")
Brett R. Whitmire	Chief Financial Officer
Gary Yu	President
Francis Tang	Senior Vice President, Worldwide Discrete Products
Emily Yang	Senior Vice President, Worldwide Sales and Marketing

EXECUTIVE SUMMARY

“Say-on-Pay” Vote Summary

At our 2024 annual meeting of stockholders, our stockholders approved, by a vote of approximately 98% of the shares present in person or by proxy and entitled to vote on the proposal (not counting abstentions and broker non-votes), the compensation paid to our NEOs for services rendered in 2023 as presented in the proxy statement for the 2024 annual meeting of stockholders. In light of this favorable “say on pay” vote and our stockholder engagement, the Compensation Committee did not materially adjust the Company’s compensation program for 2024 or 2025.

We have engaged with our stockholders to understand their perspectives on our Company, including our strategies, performance, governance, and executive compensation. This ongoing dialogue has helped inform the Board's decision-making and ensure our interests remain well-aligned with those of our stockholders.

The Company has a record of adopting provisions or modifying practices to reflect stockholder input. Examples include the Company's majority vote policy which was strengthened and documented at the request of our stockholders, as well as the 2017 redesign of our executive compensation program and external reviews of the Company's peer group and executive compensation program in 2020 and 2022.

2024 Business Summary

Below is a summary of our 2024 financial results:

• Net sales for fiscal 2024 were $1.3 billion, a decrease of 21.1% from the $1.7 billion in fiscal 2023;
• Gross profit for fiscal 2024 was $435.9 million, a decrease of 33.8% from the $658.2 million in fiscal 2023;
• Gross profit margin for fiscal 2024 was 33.2% compared to 39.6% for fiscal 2023;
• Operating income for fiscal 2024 decreased 79.9% to $50.4 million, or 3.8% of revenue, compared to $250.6 million, or 15.1% of revenue in fiscal 2023;
• Net income for fiscal 2024 was $44.0 million, or $0.95 per diluted share, compared to $227.2 million, or $4.91 per diluted share, in fiscal 2023;
•
We achieved $119.4 million of cash flow from operations in fiscal 2024. We had cash capital expenditures of $73.0 million, or 5.6% of net sales. Net cash flow was a negative $3.8 million, which includes the net pay-down of $7.6 million of total debt; and

•
As of December 31, 2024, the Company had approximately $322.2 million in cash and cash equivalents, restricted cash, and short-term investments. Total debt (including long-term and short-term) amounted to approximately $52.1 million, and working capital was approximately $848.6 million.

29 Diodes Incorporated

The following table provides additional information concerning our performance in fiscal 2024 compared to fiscal 2023:

Description (in millions, except per share amounts)	2024	2023
Net sales	$1,311.1	$1,661.7
Gross profit	435.9	658.2
Gross profit margin	33.2%	39.6%
Income from operations	50.5	250.6
Diluted net income per share	0.95	4.91
Stock price at fiscal year end	61.67	80.52
Adjusted earnings per share - common stockholders (Non-GAAP)	1.31	4.81

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(unaudited)
(in thousands, except per share data)
	For the 12 Months Ended December 31,
	2024	2023

GAAP net income - common stockholders	$44,024	$227,182
GAAP earnings per share - common stockholders
Diluted	$0.95	$4.91
Adjustments to reconcile net income - common stockholders
to adjusted net income - common stockholders, net of tax:
Amortization of acquisition-related intangible assets	13,487	12,479
Officer retirement	509	2,217
Restructuring costs	7,545	1,187
Non-cash market-to-market investment value adjustments	257	(16,577)
Insurance recovery for manufacturing facility	(5,714)	—
Acquisition-related costs	837	—
Investment gain	—	(3,704)
Adjusted net income - common stockholders (Non-GAAP) (1)	$60,945	$222,784

Diluted shares used in computing earnings per share	46,408	46,311
Adjusted earnings per share - common stockholders (Non-GAAP)
Diluted (1)	$1.31	$4.81

(1) See Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on February 11, 2025 for a description of the adjustments used to calculate Adjusted net income – common stockholders (Non-GAAP) and Adjusted earnings per share – common stockholders (Non-GAAP) Diluted.

30 Diodes Incorporated

OVERVIEW OF COMPENSATION PROGRAM

Compensation Philosophy

Our executive compensation program is designed to attract, retain, and motivate experienced executives to achieve sustainable profitable growth and generate positive cash flow. Our compensation philosophy is driven by the following guiding principles:

31 Diodes Incorporated

Best-Practice Compensation Governance Features

Our executive compensation program is based upon best-practices.

What We Do		What We Don’t Do
✓

Place heavy emphasis on performance-based variable compensation. Generally the Company sets performance objectives for annual bonuses and long-term equity incentives higher year-over-year to establish challenging goals and thereby align the interests of our executives with the interests of our stockholders

		X	Allow option backdating, cash out of underwater options, or option repricing
✓	Emphasize long-term equity awards in executive pay mix	X	Gross up excise taxes upon a change in control
✓	Apply stock ownership and stock retention guidelines to align executives’ interests with stockholders’ interests	X	Permit hedging or pledging of Company stock, or short sales and transactions in derivatives
✓	Include a clawback provision in our incentive plans	X	Provide perquisites to NEOs that are not available to other senior management generally
✓	Conduct an annual risk assessment	X	Offer enhanced retirement formulas or death benefits
✓	Engage an independent compensation consultant periodically to ensure alignment with market executive compensation	X	Provide automatic acceleration of equity awards upon retirement
✓	Have a “double-trigger” equity vesting upon a change in control	X	Provide automatic “single trigger” acceleration of equity or other benefits in the event of a change in control
✓	Conduct an annual stockholder say-on-pay vote	X	Pay dividend equivalents on unearned restricted shares or stock units

Components of Compensation

The principal elements of our executive compensation program for 2022, 2023 and 2024 are summarized in the table below:

Element	Form	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions in the market, and enables the Company to attract and retain critical executive talent	Based on job scope, level of responsibilities, experience, tenure, and market levels
Annual (Bonus) Incentive Plan	Cash (Variable)	Focuses executives on achieving annual financial and strategic goals that drive long-term stockholder value	Payouts: 0% to 200% of target, based on results against pre-established goals
Financial Metrics: 80% of bonus for 2023 and 2024: Earnings per share (“EPS”), Net sales and CSER Strategic Objectives: 20% of bonus for 2023 and 2024
Long-Term Incentive (LTI) Plan	Equity (Variable)	Provides incentives for executives to execute on longer-term financial and strategic growth goals that drive long-term stockholder value and support the Company’s retention strategy

50% of the LTI award is performance-based and 50% vests ratably over a four-year period

Performance-based awards can pay out between 0% and 200% of target, based on actual performance compared to pre-established, three-year financial performance targets

32 Diodes Incorporated

Factors Considered in Making Compensation Decisions

Our compensation strategy is flexible and enables us to appropriately differentiate and reward executives by taking into account:

• Company financial and operational performance;

• The executive's individual performance, experience, and qualifications;

• The scope of the executive's role;

• The level of total compensation for our other executives; and

• Competitive market data which helps us evaluate how our executive pay levels compare to that being offered to individuals with comparable roles in semiconductor companies with which we compete for talent.

For additional information regarding elements of compensation, please refer to the graphs below in the section entitled “Principal Components of Compensation."

PAY FOR PERFORMANCE

The chart below illustrates the relative degree of alignment between the total stockholder return ("TSR," defined as stock price appreciation plus dividends) and the CEO's annual compensation as reported in the Summary Compensation Table for the Company (set forth below) and its 2022 Peer Group (as defined below) for the most recent three-year period available. For further information concerning the 2022 Peer Group, see “Compensation Review Process – Selection of Peer Group.”

Pay for Performance
100%
50%
Total Shareholder Return
DIODES
0%
50%
100%
CEO Pay

33 Diodes Incorporated

The table below illustrates the change in Dr. Lu’s total direct compensation for 2022, 2023, and 2024:

CEO's Total Direct Compensation
	2022	2023	2024	2022 vs 2024
Base Salary	$757,303	$805,753	$740,192	-2%
Bonus	$1,919,501	$211,905	$165,269	-91%

RSU's
Number of shares	32,000	42,000	25,000	-22%
Value/share (closing price on day of grant)	$91.89	$93.35	$67.69	-26%
Number of shares	5,000	6,000	6,000	20%
Value/share (closing price on day of grant)	$73.91	$87.37	$72.85	-1%
Value	$3,310,030	$4,444,920	$2,129,350	-36%

PSU's
Number of shares	32,000	42,000	25,000	-22%
Value/share (closing price on day of grant)	$91.89	$93.35	$67.69	-26%
Value	$2,940,480	$3,920,700	$1,692,250	-42%

Total Long-Term Incentive	$6,250,510	$8,365,620	$3,821,600	-39%

Other compensation	$118,332	$100,538	$96,166	-19%

Total Compensation	$9,045,646	$9,483,816	$4,823,227	-47%
Change from previous year	11.2%	4.8%	-49.1%	N/A

Total shareholder return for 2022, 2023, and 2024 was (30.7)%, 5.8%, and (23.4)%, respectively. The decrease in total shareholder return for 2024 reflects the decrease in the Company's stock price from $80.52 per share at December 31, 2023 to $61.67 per share at December 31, 2024.

To evaluate projected compensation levels, the Compensation Committee retained Compensation Advisory Partners (“CP”) in September 2022. In November 2022 CP advised the Compensation Committee as to the composition of the 2022 Peer Group. Then in December 2022 CP compared our 2023 projected executive target compensation to that of our 2022 Peer Group. CP reported directly to the Compensation Committee. The individuals at CP who provided the compensation consulting services to the Compensation Committee provide no other services to the Company or its subsidiaries.

In the December 2022 comparison, CP reviewed the compensation elements and market practices impacting the top eight senior executive positions at the Company. The scope of the review focused on the base salary plus target annual and target long-term incentive compensation levels of the top eight senior executive positions. The report relied on the compensation practices of our 2022 Peer Group. For a description of the 2022 Peer Group, see “Compensation Review Process – Selection of Peer Group” below. The review summarized the executives’ overall percentile alignment for the Company's executives compared to the final blended market data, with target compensation being the primary focus of the study percentile value and derived from base salary, target total cash, 2023 target long-term incentives and total direct compensation at target total cash. The review demonstrated that with some variation by individual, the Company's executives are compensated at the 68th percentile in terms of total direct compensation using target total cash plus 2023 target long-term incentives. The 68th percentile measurement was primarily driven by the long-term performance

34 Diodes Incorporated

incentives portion of our executive compensation program. The relative pay rank for our CEO and other executives by type of compensation are detailed in the following chart:

Pay Rank
Component of Pay	CEO	Other Executive Officers	Overall
Base salary	53rd	24th	28th
Cash compensation (base salary + target bonus)	39th	28th	30th
Long-term incentives ("LTI")	66th	75th	74th
Total direct compensation (cash compensation + LTI)	67th	68th	68th

PRINCIPAL COMPONENTS OF COMPENSATION

2024 Pay Mix

The Compensation Committee set 2024 base salary and target bonus and LTI award levels to generally align the NEO’s total direct compensation with the semiconductor market. The charts below illustrate the relative composition of 2024 total direct compensation for our CEO and our other NEOs.

Base Salaries

We provide each of our NEOs with a competitive fixed annual base salary. The base salaries for our NEOs are reviewed annually by the Compensation Committee by taking into account each executive officer's scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company's business, as well as the Company’s performance and the current year’s change in the cost of living. The Compensation Committee does not assign any particular formula or weight to the foregoing factors.

Consistent with our compensation philosophy, base salaries represent a fixed portion of total compensation and may generally be at or lower than the median base salaries being offered to individuals with comparable roles in semiconductor companies with which we compete for talent.

35 Diodes Incorporated

The following table shows each NEO’s annualized base salary for 2022 to 2024 and the percentage change in each NEOs’ annualized base salary from the prior year:

Annualized Base Salary
	2022		2023		2024
Name	Base Salary ($)	(%) Change	Base Salary ($)	(%) Change	Base Salary ($)	(%) Change
Dr. Keh-Shew Lu	760,000	4%	810,000	7%	740,000	-9%
Brett R. Whitmire	310,000	5%	330,000	6%	330,000	—
Gary Yu (1)	350,000	6%	450,000	29%	630,000	40%
Francis Tang	400,000	2%	410,000	2%	410,000	—
Emily Yang	—	—	—	—	330,000	N/A

(1) Mr. Yu's 2024 salary reflects his appointment as President of the Company in January 2024.

Annual (Bonus) Incentive Plan

Annual incentives reward both the achievement of short-term financial goals, as well as the execution of activities to advance our strategic priorities, which support near-term financial performance and long-term strategic objectives. Our annual bonus plan for 2023 and 2024 was simple, formulaic, and responsive to investor feedback:

36 Diodes Incorporated

This table illustrates the structure of the plan for 2023 and 2024:

Annual Incentives – Plan Structure (2023 and 2024)
Weighting	Performance Objectives	Metrics
80%	Financial Metrics	Non-GAAP Earnings Per Share (EPS), Net Sales and CSER
20%	Strategic Priorities

Examples of 2024 strategic initiatives include, but are not limited to:

•
Meeting and exceeding the 2024 Annual Plan while maintaining momentum during the worldwide economic and supply chain issues towards the Company’s goals for 2025
•
Expanding and improving the Company’s focus on environmental, social, and governance related activities and reporting
•
Ramping up Diodes product production in the Company’s newer wafer fabrication facility in South Portland, Maine as non-Diodes product production winds down
•
Reducing the Company’s dependence upon its assembly test facilities in China
•
Identifying and executing strategic mergers and acquisitions opportunities

Both the financial metrics and the strategic priorities are set at the beginning of the year and on an absolute basis. The schedule below sets forth the annual incentives to be paid as a percentage of target. Performance below or above target will result in an award ranging from 0% to a maximum of 200% of target.

The Compensation Committee chose to use EPS and net sales as the primary measures for 2023 and 2024 to keep our NEOs focused on profitability and profitable growth. The Compensation Committee determined these measures to be appropriate since they are measures used by our peers in evaluating performance and are commonly used by stakeholders in the evaluation of company performance. The Compensation Committee has weighted CSER to the financial metrics at a 5% weighting, and established an internal committee to improve the Company's focus on its ongoing environmental, social and governance activities. Achieving goals in all of these areas is critical to driving short-term results that have

37 Diodes Incorporated

long-term impact on value creation. The strategic initiatives will be evaluated based upon demonstrated performance against the specific pre-determined targets.

Annual Incentives – Financial and Strategic Performance & Payout Ranges
Performance Level	Range of Payout*
Below 80% of Target	0% payout
From 80% to 100% of Target	50% to 100% payout
From 100% to 120% of Target	100% to 200% payout
Above 120% of Target	200% payout (capped)

*Performance between 80% and 100% of target and between 100% and

120% of Target is interpolated between the end points identified above.

The following table sets forth the financial performance targets for 2024 and 2023 and the strategic objectives for 2024, established by the Compensation Committee and the results achieved by the Company. The lower targets for 2024, when compared to 2023, are reflective of the deterioration of the worldwide semiconductor market resulting in reduced guidance to investors as well as reduced compensation targets.

	2023			2024			2024 Performance
Objective	Weight	Target	Actual	Weight	Target	Actual	vs. Target
Financial objectives (80% of award)
Net sales (millions)	18%	$1,971.0	$1,661.7	18%	$1,500.0	$1,311.1	Not Met
Non-Gaap diluted earnings per share	77%	$6.55	$4.81	77%	$3.40	$1.31	Not Met
CSER (1)	5%	7	5	5%	7	5	Exceeded
Strategic objectives (20% of award)
Meeting and exceeding the 2024 Annual Plan while maintaining momentum during the worldwide economic and supply chain issues towards the Company’s goals for 2025							Not met (2)
Expanding and improving the Company’s focus on environmental, social, and governance related activities and reporting							Achieved (3)
Ramping up Diodes product production in the Company’s newer wafer fabrication facility in South Portland, Maine as non-Diodes product production winds down							Achieved (4)
Reducing the Company’s dependence upon its assembly test facilities in China							Achieved (5)

(1) The Company combines the social and environmental scores provided by Institutional Shareholder Services as a CSER measurement;

(2) The Company's management did not meet or exceed the 2024 Annual Plan;

(3) The Company has expanded its focus on ESG:

(4) The Company continues to replace non-Diodes products with Diodes' products at SPFAB; and,

(5) The Company has reduced and continues to reduce its dependence on its China assembly and test facilities.

The following payout percentages, as a percent of target opportunity, for 2024 were calculated based upon the weight of each performance objective for 2024 and the results set forth above:

Performance Objective	% Attained to Target	% Payout to Target	Weight
Financial objective
Net sales	87.4	69	14%
Non-GAAP earnings per share	38.5	—	62%
CSER	120	200	4%
Strategic objectives	—	88	20%

For fiscal 2023 and 2024, each financial objective (i.e., net sales, Non-GAAP diluted earnings per share and CSER) was established after consideration by the Compensation Committee to ensure that the performance targets establish challenging goals and thereby align the interests of our executives with the interests of our stockholders.

38 Diodes Incorporated

The following table shows each NEO’s maximum executive bonus opportunity for 2022, 2023, and 2024 and the percentage change from the prior year. Ms. Yang was not an NEO in 2022 and 2023:

	2022		2023		2024
Name	$	Change (%)	$	Change (%)	$	Change (%)
Dr. Keh-Shew Lu	1,893,259	4.0%	2,049,000	8.2%	1,480,000	-27.8%
Brett R. Whitmire	432,098	5.0%	462,000	6.9%	429,000	-7.1%
Gary Yu	487,622	5.5%	630,000	29.2%	1,134,000	80.0%
Francis Tang	558,870	2.2%	462,000	-17.3%	533,000	15.4%
Emily Yang	N/A	N/A	N/A	N/A	429,000	N/A

In late 2023, the Compensation Committee reviewed the design of our annual incentive plan for 2024. For 2024, the Compensation Committee set the bonus target for the CEO at 100% of annual salary, the bonus target for the President at 90% of salary and the bonus target for all other executives to 65% of salary. Previous targets were 125% of salary for the CEO and 70% for all other executives No changes were made to the financial objectives, the strategic objectives, or the relative weight of the financial objectives as compared to the strategic objectives. The weighting of the Non-GAAP diluted earnings per share financial metric will continue to be 77% to emphasize profitability, the weighting of net sales will be 18% and CSER will be 5%. The Compensation Committee feels these measures reflect the Company’s longer-term goal of achieving a 40% gross margin and the increased focus on corporate governance. Due to the sensitivity of earnings per share and net sales forecasts and the correlation of earnings per share to our stock price, the 2024 targets are not being disclosed at this time. However, the targets will be disclosed at the end of the performance period along with the achievement levels against such targets.

Long-Term Incentive (LTI) Plan

Under the Company's 2022 Plan, the Company may grant any type of equity award whose value is derived from the value of the Common Stock of the Company, including, but not limited to, shares of Common Stock, stock options, stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance stock units (“PSUs”), and restricted stock. Equity awards encourage our NEOs to execute on longer-term financial goals that drive stockholder value creation and support our retention strategy.

In February 2024, the Committee granted long-term incentive (“LTI”) awards under the 2022 Plan to certain executive officers. Each LTI award consisted of (1) restricted stock units (“RSUs”) which vest over four years and (2) performance stock units (“PSUs”) which contain a performance-based vesting condition under which the PSUs will vest upon the Company achieving a cumulative 3-year Non-GAAP operating income target for 2024-2026.

In December 2024, the Compensation Committee reviewed the design of our LTI plan. No changes were made to the structure of the plan compared to 2024, except for a change to the 3-year Non-GAAP operating income target for 2025-2027.

For PSU awards granted in fiscal 2022, 2023, and 2024 each year a 3-year cumulative operating income goal is set as a target. It is not adjusted for market changes or company performance throughout the 3-year period. For the 2022‐2024 award cycle, the Compensation Committee chose a GAAP operating income target of $1.0 billion, with actual results being $709 million. With this target not being met there was no vesting of the 2022 awards.

39 Diodes Incorporated

The following chart illustrates the structure of the plan for 2022, 2023, and 2024. The structure of the LTI awards is the same for the CEO and all other NEOs.

LTI Plan Structure
Weighting	Equity Vehicles	Metrics
50%	Performance-Based Stock Units: Vest according to actual performance compared to pre-established, three‐year absolute financial performance targets.

For the 2022‐2024 award cycle, the Compensation Committee chose a GAAP operating income target of $1.0 billion, with actual results being $709 million. With this target was not being met there was no vesting of the 2022 awards.

50%	Time-Based Restricted Stock Units: Vest ratably over a four‐year period (i.e., 25% on each anniversary of the award).	N/A

40 Diodes Incorporated

The actual amount of performance-based awards that are earned and vest will be driven by the achievement of the performance metrics at the end of the three-year performance period relative to our three-year absolute performance goals:

Annual Incentives – Financial and Strategic Performance & Payout Ranges
Performance Level	Range of Payout*
Below 80% of Target	0% payout
From 80% to 100% of Target	50% to 100% payout
From 100% to 120% of Target	100% to 200% payout
Above 120% of Target	200% payout (capped)

*Performance between 80% and 100% of target and between 100% and

120% of Target is interpolated between the end points identified above.

The following table sets forth the number of shares subject to RSUs and PSUs granted to each NEO in 2022, 2023, and 2024, the grant date fair value of such awards, and the percentage change in such shares and such value from the prior year. Ms. Yang was not an NEO in 2022 and 2023:

		2022			2023			2024
Name	Shares/ Value	RSUs (2)	PSUs	Change % (1)	RSUs (2)	PSUs	Change % (1)	RSUs	PSUs	Change % (1)
Dr. Keh-Shew Lu	#	37,000	32,000	-42%	48,000	42,000	30%	31,000	25,000	-38%
		$3,310,030	2,940,480	29%	4,444,920	3,920,700	34%	2,129,350	1,692,250	-54%
Brett R. Whitmire	#	7,600	7,600	-37%	9,000	9,000	18%	6,100	6,100	-32%
		$698,364	698,364	42%	840,150	840,150	20%	412,909	412,909	-51%
Gary Yu	#	8,500	8,500	-35%	13,000	13,000	53%	25,000	22,000	81%
		$781,065	781,065	46%	1,213,550	1,213,550	55%	1,707,730	1,489,180	32%
Francis Tang	#	7,600	7,600	-55%	9,000	9,000	18%	7,200	7,200	-20%
		$698,364	698,364	0%	840,150	840,150	20%	487,368	487,368	-42%
Emily Yang	#	—	—	—	—	—	—	6,100	6,100	N/A
		$—	—	—	—	—	—	412,909	412,909	N/A

(1) Represents the combined number of shares subject to RSUs and PSUs for the given year and the combined grant date values of such RSUs and PSUs, compared to the combined number of shares subject to awards and the combined grant date values of such awards for the prior year.

(2) In May of 2022, 2023, and 2024, Dr. Lu received 5,000, 6,000, and 6,000 RSUs, respectively, related to his role as Chairman of the Board. In May 2024 Mr. Yu received 3,000 RSUs related to his role as a Director.

The Compensation Committee believes that both performance-based and time-based awards are appropriate equity vehicles for a portion of long-term incentive compensation for the Company’s executive officers because both such awards align executive officers’ interests with the interests of stockholders by focusing executive officers on long-term Company performance. The value of these awards increases if the Company’s stock price increases, and the value of these awards decreases if the stock price declines. Time-based awards also serve to retain executive officers because they provide executive officers some economic value (if time-based vesting requirements are met) regardless of stock price changes. Performance-based awards encourage NEOs to achieve the specific pre-determined performance objectives selected by the Compensation Committee.

The Compensation Committee’s policy is to grant equity awards annually in recognition of each executive officer's current and potential contributions to the Company. To encourage retention, stock option and restricted stock awards are subject to a four-year time-based vesting requirement in addition to any performance-based vesting requirement.

In determining equity awards in 2022, 2023, and 2024, the Compensation Committee first reviewed the NEOs’ equity awards in light of the executive compensation philosophy that the total compensation (i.e., the aggregate of all cash and equity awards) of the NEOs and all other executive officers should be competitive with the total compensation paid to executive officers with comparable duties paid by similarly sized companies in the semiconductor industry. The number of RSU and PSU awards is adjusted to reflect the Company’s stock price at the time the award is granted. The Compensation Committee noted that in 2024, management contended with challenges presented by the slowdown in the semiconductor industry, expanded the Company's focus on ESG, focused on replacement of non-Diodes' products with Diodes' products at SPFAB, and continued reduce the Company's reliance on its China assembly and test facilities.

41 Diodes Incorporated

The Compensation Committee then reviewed each NEO’s personal performance and contribution to the Company. When doing its review, the Compensation Committee believes that target compensation should be competitive with that being offered to individuals with comparable roles in semiconductor companies with which we compete for talent. This is done to ensure we employ the best people to lead to our success. The Compensation Committee reviews the allocation between cash and non-cash components of the NEO’s compensation, and the size, term and value of the awards made in prior years. The Compensation Committee believes that each NEO made meaningful contributions in each area of his or her responsibilities to the growth and profitability of the Company. The Compensation Committee believes that it has appropriately valued the cash awards and equity awards granted in 2022, 2023, and 2024 consistent with the Company’s compensation objectives and philosophy.

COMPENSATION REVIEW PROCESS

Our Board of Directors has delegated to the Compensation Committee the authority to approve all compensation and awards to NEOs. When making individual compensation decisions for NEOs, the Compensation Committee takes many factors into account, including the performance of the Company as a whole, the current market conditions, the executive officer’s experience, responsibilities, management abilities and job performance, and pay levels for similar positions at comparable companies. The Compensation Committee does not assign any particular formula or weight to the foregoing factors.

The Compensation Committee has ultimate authority, including delegated authority over all aspects of NEO compensation, including the base salary for each NEO and the overall compensation of the Chief Executive Officer.

The Role of the Compensation Committee The Compensation Committee determines the compensation for the executive officers, including the NEOs. The Compensation Committee meets in an executive session at the beginning of each fiscal year to:

•
Evaluate the performance of the NEOs and all other executive officers during the prior fiscal year;
•
Determine their final annual bonuses, if any, for the prior fiscal year;
•
Determine the threshold, target and maximum bonus opportunity for the current fiscal year for each executive officer as a percentage of base salary, the performance objectives and the formula for computing the bonus; and
•
Determine the mix of stock options, restricted shares and/or restricted stock units to be granted in the current year, the portion of such equity compensation that will be time-vested or performance-based, and the performance objectives.

At the end of each fiscal year, the Compensation Committee:

•
Certifies satisfaction of the performance objectives; and
•
Determines the annual bonuses, if any, for all executive officers for such fiscal year.

The Compensation Committee may meet from time to time during the year to assess the adequacy of the Company’s compensation for all executive officers.

The Role of Management The Compensation Committee discusses with, and takes into consideration, the recommendations of the CEO concerning the annual evaluation of the executive officers, except for matters related to his own evaluation and compensation. The CEO has a role in determining executive compensation because he evaluates employee performance, recommends performance goals and objectives, and recommends salary levels, bonuses, and incentive awards of the executive officers, other than himself.

The Role of the Independent Consultant To gain a perspective on external pay levels, emerging practices and regulatory changes, our Compensation Committee from time to time engages outside executive compensation consultants that are independent under the SEC and NASDAQ Stock Market rules to provide benchmark and survey information and advise the Compensation Committee as it conducts its review of our executive compensation programs. The Compensation Committee retained CP in January 2020 and in September 2022. CP advised the Compensation Committee as to the composition of our 2020 and 2022 Peer Groups and compared our 2020 and 2023 projected executive target

42 Diodes Incorporated

compensation to the respective Peer Group. CP each was selected by and reported directly to the Compensation Committee. The individuals at CP who provided the compensation consulting services to the Compensation Committee have provided no other services to the Company or its subsidiaries.

The Compensation Committee’s reason for updating the benchmarking/survey information at least every three years as opposed to every year is that the Compensation Committee does not believe that the executive compensation benchmark or the comparable companies are likely to have significant changes over just a one or two year period.

In accordance with its charter, the Compensation Committee analyzed whether the work of CP as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by CP; (ii) the amount of fees from the Company paid to CP as a percentage of the firm’s total revenue; (iii) CP’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of CP or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by CP or the individual compensation advisors employed by the firm. The Compensation Committee has determined based on its analysis of the above factors, that the work of CP and the individual compensation advisors employed by CP as compensation consultants to the Company has not created a conflict of interest.

Selection of Peer Group The Compensation Committee reviews data concerning the pay practices among semiconductor companies of similar size to the Company.

Based on the review undertaken in 2022 by CP, the Company’s peer group currently consists of the following companies (the “2022 Peer Group”):

Peer Group (1)
Alpha and Omega Semiconductor Limited	Monolithic Power Systems, Inc.
Cirrus Logic, Inc.	Qorvo, Inc.
Coherent	Semtech Corporation
Infinera Corporation	Silicon Laboratories Inc.
Littelfuse, Inc.	Skyworks Solutions, Inc.
Marvell Technology Incorporated	Synaptics Incorporated
Maxlinear	Vishay Intertechnology, Inc.
Microchip Technology Incorporated	Wolfspeed, Inc.
MKS Instruments

(1) For the 2022 Peer Group, the median revenue as reported in the most recently available Annual Report on Form 10-K filed with the SEC was $2.2 billion. For the year-ended December 31, 2024, the Company's revenue was $1.3 billion.

43 Diodes Incorporated

ADDITIONAL BENEFITS AND PERQUISITES

Executive officers are entitled to reimbursement for all reasonable and documented business expenses and paid time off in accordance with the Company’s policies (which are also applicable to all employees). Certain executive officers are also provided additional executive benefits and perquisites. For fiscal 2024, the Company provided the following benefits and perquisites to the NEOs:

Benefit	Description
Automobile Allowance	• $1,300 per month for Chairman and Chief Executive Officer • $1,000 per month for certain NEOs •$600 per month for the Senior Vice President of Worldwide Sales
Health Insurance	• Corporate group insurance
Dental Insurance	• Corporate group insurance
Vision Insurance	• Corporate group insurance
Employee Assistance Program	• Corporate employee assistance program
Retirement Plans

• 401(k) Plan matching contributions of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll (subject to regulations of the Internal Revenue Service)

• Discretionary 401(k) contribution, the amount of which is to be determined each year. For 2024, no discretionary contributions were made.

Deferred Compensation Plan	• Defer receipt of a portion of salary, cash bonus, equity or other specified compensation. • Discretionary contribution made by the Company. For 2024, no discretionary contributions were made.
Life Insurance	• Corporate group life insurance in the amount of $700,000
Accidental Death and Dismemberment	• Insured in the amount of $700,000
Business Travel Accident Insurance	• $1,000,000 for accidental death and dismemberment • $500,000 for permanent total disability • $500 per week for up to 52 weeks of accident total disability
Short-Term Disability Insurance	• After elimination period of seven days, 66-2/3% of weekly earnings are paid to a maximum of $3,750 per week.
Long-Term Disability Insurance

• After elimination period of 180 days, 66-2/3% of basic monthly earnings to a maximum of $15,000 per month (and the duration of such benefit is based on such NEO’s age on the date of his or her disability).

Executive Health Reimbursement

• Reimbursement of certain enhanced medical services intended to promote the executive's health and well-being up to the annual maximum reimbursement limits as follows:

• $6,000 for CEO

• $3,000 for Other Executive Officers

The additional benefits and perquisites provided to NEOs for fiscal 2024 accounted for a nominal amount of the NEOs’ total compensation. The Compensation Committee believes that these benefits and perquisites are consistent with the Compensation Committee’s philosophy to provide a competitive compensation package.

BEST PRACTICES

For a description of the Company’s anti-hedging, anti-pledging, anti-short selling, stock ownership, stock retention, clawback policies, and equity award grant practices, see “Corporate Governance – Corporate Policies.”

44 Diodes Incorporated

COMPENSATION RISK ASSESSMENT

The Compensation Committee has conducted an annual compensation risk assessment and concluded that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee took into account the significant proportion of the annual compensation that is based on equity incentives that have long maturities and vesting periods, and the Company’s clawback, stock retention, and stock ownership policies that align the NEO’s and other executive officers’ compensation with the interests of the Company’s stockholders.

POST-TERMINATION AND CHANGE-IN-CONTROL PAYMENTS

The Compensation Committee believes that a change-in-control transaction would create uncertainty regarding the continued employment of the Company’s executive officers. This is because many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Company’s executive officers to remain employed with the Company during an important time when their continued employment in connection with, or following, a transaction is often uncertain, and to help keep the Company’s executive officers focused on Company business rather than on their personal financial security, the Compensation Committee believes that providing certain of the Company’s executive officers with severance benefits upon certain terminations of employment following an actual or potential change-in-control transaction is in the best interests of the Company and its stockholders.

In the event that Dr. Lu’s employment by the Company is terminated (a) by the Company for "cause" (as defined in Dr. Lu's employment agreement), or (b) by him other than for "good reason" (as defined in Dr. Lu's employment agreement), or (c) due to his death, neither the Company nor he shall have any remaining duties or obligations under the employment agreement, except that:

a)
the Company shall promptly pay or provide to Dr. Lu, or his estate, the annual base salary, prorated through the date of termination;
b)
the Company shall pay to Dr. Lu, or his estate, any amount payable under an executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of the termination;
c)
all stock-based compensation previously granted to Dr. Lu shall continue to be governed by the applicable award agreement; and
d)
Dr. Lu shall continue to be bound by the restrictions on the use of trade secrets, “competitive activities” (as defined in Dr. Lu's employment agreement) and solicitation of employees and independent contractors.

In the event that Dr. Lu’s employment by the Company is terminated by (a) the Company other than for "cause" including a termination by the Company due to Dr. Lu’s “Disability” (as defined in Dr. Lu's employment agreement), or (b) Dr. Lu for "good reason", neither the Company nor Dr. Lu shall have any remaining duties or obligations under the agreement, except that:

1)
clauses (a) through (d) in the preceding paragraph shall each be applicable;
2)
the Company shall continue to pay or provide to Dr. Lu, or his estate, the annual base salary during the period commencing on the 60th day after the effective date of such termination and ending on the first anniversary of such effective date such that an aggregate total of 12 months of base salary are provided;
3)
the Company shall provide to Dr. Lu continued participation in any group health plan or medical reimbursement plan on the terms existing on the date of termination for the period commencing on the effective date of such termination and ending on the earlier of 18 months thereafter or the date that the Company is otherwise unable to continue to cover him under its group health plans without penalty under applicable law; and
4)
The term of Dr. Lu’s employment agreement commenced on July 21, 2015 and shall end on May 31, 2027, unless sooner terminated as provided in the agreement or due to death. Employment is “at will” and may be terminated by either the Company or Dr. Lu at any time. See Exhibits 99.1 to the Current Reports on Form 8-K filed with the SEC on July 27, 2015, February 27, 2017, June 1, 2022, and January 22, 2024, for a complete copy of the employment agreement and the amendments thereto between the Company and Dr. Lu. See, "CEO Employment Agreement" below, for a summary of Dr. Lu's employment agreement .

45 Diodes Incorporated

TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Compensation Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prior to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to an executive officer to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the stockholders of the Company. The stockholders of the Company have approved each of the Company's incentive plans for the purpose of qualifying those plans under Code Section 162(m). To qualify for deductibility under Code Section 162(m), the performance goals must be established no later than 90 days from the beginning of the performance period.

While the Compensation Committee has in the past generally intended that all compensation be deductible, there will be instances where potentially non-deductible compensation is provided to reward our NEOs consistent with our compensation philosophy for each compensation element. Moreover, the Tax Act substantially revised Code Section 162(m). As a result of the Tax Act revisions, effective as of 2018, (1) the commission and performance-based exceptions have been removed (effectively eliminating the tax deduction for annual compensation which is in excess of $1 million), and (2) the group of executives covered by Code Section 162(m) includes the chief executive officer, the chief financial officer, the three other most highly compensated executive officers, and anyone who was previously a covered executive officer with the Company. While the Tax Act provides some limited transitional relief for certain performance-based compensation awards that may be grandfathered from the elimination of the performance-based compensation exception, this relief is limited and may not be applicable. Therefore, despite the Compensation Committee’s past efforts to structure executive team incentive awards in a manner intended to be exempt from Code Section 162(m) and therefore not subject to its deduction limits, no assurance can be given that compensation which is in excess of the annual $1 million compensation limit will in fact be deductible. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Code Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Nonqualified Deferred Compensation For a discussion of the Company's nonqualified deferred compensation arrangements, see “Executive Compensation – Nonqualified Deferred Compensation.”

Accounting for Share-Based Compensation The Company uses the Black-Scholes-Merton option-pricing model to determine the fair value of stock options on the date of grant. The amount recognized for financial statement reporting purposes for restricted stock and performance stock grants is calculated by multiplying the number of shares subject to the grant by the closing price of the Company’s Common Stock on the grant date.

Limited Change-in-Control Benefits We provide limited change-in-control severance benefits to the Company’s executive officers and do not provide any related tax gross-ups. See “Compensation Discussion and Analysis – Additional Benefits and Perquisites.”

46 Diodes Incorporated

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee of the Board does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and based on such review and discussions, the Compensation Committee unanimously recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee

Angie Chen Button, Chair
Warren Chen
Christina Wen-Chi Sung

47 Diodes Incorporated

EXECUTIVE COMPENSATION

The table below summarizes the compensation of each of our NEOs for 2024, 2023 and 2022, except in the case of Ms. Yang who was not a NEO in 2023 and 2022.

SUMMARY COMPENSATION TABLE — 2024, 2023, and 2022

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (2) (d)	Stock Awards ($) (3) (4) (e)	Non-Equity Incentive Plan Compensation ($) (2) (g)	All Other Compensation ($) (5) (i)	Total ($) (6) (j)
Dr. Keh-Shew Lu	2024	740,192	—	3,821,600	165,269	96,166	4,823,227
Chairman and	2023	805,753	—	8,365,620	211,905	100,538	9,483,816
Chief Executive Officer	2022	757,303	204,615	6,250,510	1,714,886	118,332	9,045,646
Brett R. Whitmire	2024	330,000	—	825,818	28,494	53,066	1,237,378
Chief Financial Officer	2023	328,301	—	1,680,300	48,370	52,622	2,109,594
	2022	308,641	83,461	1,396,728	391,716	50,721	2,231,267
Gary Yu	2024	629,507	—	3,196,910	126,632	21,894	3,974,943
President	2023	441,507	—	2,427,100	65,959	15,905	2,950,471
	2022	348,301	94,231	1,562,130	442,260	12,082	2,459,005
Francis Tang	2024	410,000	—	974,736	59,519	36,445	1,480,700
Senior Vice President,	2023	409,151	—	1,680,300	48,370	30,699	2,168,520
Worldwide Discrete Products	2022	399,193	107,692	1,396,728	505,440	30,176	2,439,229
Emily Yang (7)	2024	330,000	—	825,818	28,494	36,445	1,220,757
Senior Vice President,	2023	—	—	—	—	—	—
Worldwide Sales and Marketing	2022	—	—	—	—	—	—

(1) Each executive officer’s salary is established in February of each year. Amounts shown represent the amounts earned in each fiscal year. Effective February 1, 2025, the base salaries for Dr. Lu, Messrs. Whitmire, Yu, and Tang, and Ms. Yang were $740,000, $350,000, $630,000, $410,000, and $350,000 respectively.

(2) The amount shown is the actual cash bonus paid for each period presented. This amount consists of any performance-based bonus and any discretionary bonus. Under the executive bonus formula that established the target bonus for each executive officer (i) 80% of the bonus was tied to the financial metrics of the Company and (ii) 20% of the bonus was tied to individual goals for each NEO. See “Compensation Discussion and Analysis – Principal Components of Compensation – Annual (Bonus) Incentive Plan.”

(3) These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each NEO has actually realized a financial benefit from the awards. The value of the equity awards in columns (e) and (f) is based on the grant date fair value calculated in accordance with the amount recognized for financial statement reporting purposes. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported in the Stock Awards column (e) above (in the form of RSUs and PSUs) are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. See Note 14, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2025, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value. All restricted stock and option awards vest in four equal annual installments after the date of grant. Performance-based equity awards vest according to actual performance compared to pre-established, three‐year absolute financial performance targets.

(4) Includes $437,100, $524,220, and $369,550 for 2024, 2023, and 2022, respectively, for Dr. Lu's service as a member of the Company's Board of Directors. Includes $218,550 for Mr. Yu's service in 2024 as a member of the Company's Board of Directors.

(5) Certain of the Company’s executive officers receive personal benefits in addition to salary, cash bonuses and share-based compensation, consisting of automobile allowance, medical insurance, dental insurance, vision insurance, employee assistance program, taxable per diem, contributions under the Company’s retirement plans, deferred compensation plan, life insurance payable at the direction of the employee, accidental death and dismemberment insurance (“AD&D”), business travel accident insurance, and short-term and long-term disability insurance. The amount shown in column (i) for “All Other Compensation” includes benefits summarized in the following table for each``.

(6) Ms. Yang first became an NEO in 2024.

48 Diodes Incorporated

The table below sets forth the detail of “All Other Compensation” for each NEO:

Name	Year	Auto Allowance ($)	Health Insurance ($)(1)	Retirement Plans ($)	Life and Disability Insurance ($)(2)	Per Diem ($)(3)	Total ($)
Dr. Keh-Shew Lu	2024	15,600	18,159	10,350	3,141	48,917	96,166
Brett R. Whitmire	2024	12,000	27,575	10,350	3,141	—	53,066
Gary Yu	2024	—	8,403	10,350	3,141	—	21,894
Francis Tang	2024	—	22,954	10,350	3,141	—	36,445
Emily Yang	2024	—	22,954	10,350	3,141	—	36,445

(1) Consists of medical, dental, and vision insurance, as well as employee assistance program.

(2) Consists of life, AD&D, business travel accident, and short-term and long-term disability insurance.

(3) Taxable per diem amounts consist of amounts paid to Dr. Lu for reimbursements while staying at his personal residence while traveling on Company business.

49 Diodes Incorporated

GRANTS OF PLAN-BASED AWARDS — 2024

The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity incentive plan and the 2022 Plan during 2024:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
	Grant Date (b)	Threshold ($) (c)	Target ($) (1) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (2) (l)
Dr. Keh-Shew Lu	2/1/2024	370,000	740,000	1,480,000	12,500	25,000	50,000	25,000	3,384,500
	5/30/2024	—	—	—	—	—	—	6,000	437,100
Brett R. Whitmire	2/1/2024	107,250	214,500	429,000	3,050	6,100	12,200	6,100	825,818
Gary Yu	2/1/2024	283,500	567,000	1,134,000	11,000	22,000	44,000	22,000	2,978,360
	5/30/2024	—	—	—	—	—	—	3,000	218,550
Francis Tang	2/1/2024	133,250	266,500	533,000	3,600	7,200	14,400	7,200	974,736
Emily Yang	2/1/2024	107,250	214,500	429,000	3,050	6,100	12,200	6,100	825,818

(1) The amount shown is the cash bonus threshold, target, and maximum for 2024. This amount consists of any performance-based bonus and any discretionary bonus. Under the executive bonus formula that established the target bonus for each executive officer (i) 80% of the bonus was tied to the financial metrics of the Company and (ii) 20% of the bonus was tied to individual goals for each NEO. See “Compensation Discussion and Analysis – Principal Components of Compensation – Annual (Bonus) Incentive Plan.”

(2) These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each NEO has actually realized a financial benefit from the awards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Grant date fair value reported for stock awards in the form of RSUs and PSUs is calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. See Note 14, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2025, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value. RSU awards vest in four equal annual installments. PSUs contain a performance-based vesting condition under which the PSUs will vest upon the Company achieving a cumulative 3-year performance-related condition.

CEO Pay Ratio — 2024

At the end of 2024 the Company had approximately 8,593 employees worldwide, located mainly in Asia. The annual total compensation for our median employee for 2024 was $27,315 and $4,823,227 for our CEO. The resulting ratio of our CEO’s pay to the pay of our median employee for 2024 was 177 to 1. The annual total compensation for our median US employee for 2024 was $123,040 and the resulting ratio of our CEO’s pay to the pay of our median US employee for 2024 was 39 to 1.

We identified the median employee by examining the 2024 compensation data for all individuals, excluding our CEO, who were employed by us as of December 31, 2024. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any cost-of-living adjustments in identifying the median employee. We also did not make any assumptions or adjustments with respect to total cash compensation. We calculated the median employee’s annual total compensation using the same methodology we use for our NEOs as set forth in the 2024 Summary Compensation Table in this Proxy Statement.

50 Diodes Incorporated

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

CEO Employment Agreement

2024 Amendment. On January 17, 2024, the Company and Dr. Lu entered into Amendment # 3 (the "Third Amendment") to Employment Agreement between the Company and Dr. Lu dated as of July 21, 2015, as amended February 22, 2017 and May 31, 2022, as described below. The Third Amendment removed the role of "President" from Dr. Lu's title and reduced his annual salary to $740,000. See Exhibit 99.1 to the Current Report on Form 8-K filed on January 22, 2024.

2022 Amendment. On May 31, 2022, the Company and Dr. Lu entered into Amendment No. 2 (the "Second Amendment") to the Employment Agreement between the Company and Dr. Lu dated as of July 21, 2015, as amended February 22, 2017, as described below. The Second Amendment (i) extended the term of employment to May 31, 2027, unless sooner terminated as provided in the agreement or due to death, (ii) specified that Dr. Lu shall receive a minimum annual salary of $760,000 (subject to increase in the discretion of the Company's Board of Directors), and (iii) replaced references to the Company's 2013 Equity Incentive Plan with references to the Company's 2022 Equity Incentive Plan. See Exhibit 99.1 to the Current Report on Form 8-K filed on June 1, 2022.

2017 Amendment. On February 22, 2017, the Company and Dr. Lu entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement between the Company and Dr. Lu dated as of July 21, 2015, as described below. The Amendment provided for the replacement of the 2015 Awards covering 700,000 shares of the Company’s Common Stock granted to Dr. Lu on July 21, 2015 with the Modified Awards covering 62,905 shares, all pursuant to the Company’s 2013 Plan. The Modified Awards had more stringent vesting and performance criteria than the 2015 Awards they replaced. The Modified Awards replaced the 2015 Awards and, therefore, were to be Dr. Lu’s annual equity incentive award granted for 2015. See Exhibit 99.1 to the Current Report on Form 8-K filed on February 27, 2017.

The terms of performance-based awards state that within ninety days after the end of the performance period, the Compensation Committee shall determine the degree to which Target Performance has been achieved (such date of determination is the “Determination Date”) and that will also be the date of vesting for the target number of PSUs (the “Target Award”). These shares were released during February 2020.

The terms of performance-based awards state that the Target Award will vest if the Target Performance is achieved. 50% of the Target Award will vest upon achievement of 80% of the Target Performance, and 200% of the Target Award will vest upon achievement of 120% of the Target Performance. Upon achievement of between 80% and 100%, and between 100% and 120%, of Target Performance, the percentage of the Target Award that vests will be decreased or increased on a pro rata basis, with no vesting or payout upon achievement of below 80% of Target Performance and with vesting and payout limited to 200% of the Target Award if the Target Performance exceeds 120%. If either a Qualifying Termination or a Change in Control, as defined, occurs before the end of the three-year performance period, then the Target Performance and Target Award shall each be pro-rated based on the number of days within the performance period that have elapsed as of the end of the calendar month before the Qualifying Termination or Change in Control.

Upon termination at any time before the earlier of a Qualifying Termination or Change in Control or the Determination Date, all then unvested PSUs shall be forfeited.

The Company satisfied the performance criteria, at the 200% level, and the 125,810 shares were released in February 2020.

2015 Employment Agreement. The following is a summary of Dr. Lu’s employment agreement entered into on July 21, 2015, that was amended as described above. Prior to the 2017 Amendment, the employment agreement provided that Dr. Lu would be entitled to (i) receive an annual base salary of $623,000 (changed to $660,750 by the Amendment) (subject to increase in the discretion of the Company's Board of Directors), (ii) receive grants of the 2015 Awards, covering 700,000 shares of the Company’s Common Stock (replaced with the Modified Awards covering 62,905 shares), (iii) participate in any executive bonus plan of the Company and maintain continued eligibility for additional equity compensation grants, (iv) receive reimbursement for all reasonable and documented business expenses, (v) receive paid vacation in accordance with the Company's vacation policy for employees, (vi) participate in all plans and programs sponsored by the Company

51 Diodes Incorporated

for employees in general, (vii) receive a life insurance policy with a death benefit in the amount in effect on the date of the employment agreement ($700,000), and (viii) receive a disability insurance policy in the maximum insurable amount.

The term of Dr. Lu’s employment agreement commenced on July 21, 2015 and was scheduled to end on May 31, 2022, unless sooner terminated as provided in the agreement or due to death. Employment is “at will” and may be terminated by either the Company or Dr. Lu at any time. See Exhibits 99.1 to the Current Reports on Form 8-K filed with the SEC on July 27, 2015, February 27, 2017, June 1, 2022, and January 22, 2024, for a complete copy of the employment agreement and the Amendments thereto between the Company and Dr. Lu.

Executive Bonus Plan

For a description of the Company’s executive bonus plan, including the amount granted to NEOs in 2022, 2023, and 2024, and the method for determining the executive bonuses, see “Compensation Discussion and Analysis – Principal Components of Compensation – Annual (Bonus) Incentive Plan.”

2022 Equity Incentive Plan

At the 2022 annual meeting of stockholders, the Company stockholders approved the Diodes Incorporated 2022 Equity Incentive Plan (“2022 Plan”) pursuant to which stock-based incentive awards can be granted to our employees (including our named executive officers), consultants and directors (collectively, “Selected Participants”). Up to a maximum aggregate of 7,000,000 shares of our common stock may be issued under the 2022 Plan. However, a share that is issued pursuant to an award other than a stock option or stock appreciation right shall count as two (2) shares against this limit. If not terminated earlier by the Board, the 2022 Plan will terminate on March 10, 2032. As a result of the approval of the 2022 Plan, no further awards can be issued under the 2013 Plan. Awards are subject to recoupment of compensation policies adopted by the Company.

The purpose of the 2022 Plan is to promote our long-term success and the creation of stockholder value by:

•
Attracting and retaining the services of key employees who would be eligible to receive grants as Selected Participants;
•
Motivating Selected Participants through equity-based compensation that is based upon the performance of our Common Stock; and
•
Further aligning Selected Participants’ interests with stockholders, through the award of equity compensation grants which increases their proprietary interest in the Company, to achieve long-term growth over short-term performance.

The 2022 Plan permits the grant of the following types of equity-based incentive awards:

•
stock options (which can be either incentive or nonstatutory);
•
stock appreciation rights;
•
restricted stock;
•
restricted stock units; and
•
other equity awards.

Stock options and stock appreciation rights may not be granted at a per share exercise price below the fair market value of a share of our common stock on the date of grant. The maximum exercisable term of stock options and stock appreciation rights may not exceed eight years. Stock options and stock appreciation rights may not be repriced or exchanged without stockholder approval. Shares (after applicable tax withholding) acquired from the exercise of stock options must be held for at least one year after exercise or until an earlier termination of service.

52 Diodes Incorporated

The vesting of awards can be based on continuous service and/or performance goals. Discretionary acceleration of vesting of awards is not permitted except in the case of a participant’s death or disability. If a Change in Control or similar transaction occurs then (i) if there is no assumption, substitution or continuation of outstanding awards, then all awards shall vest (with performance-based awards vesting and being paid out at their target levels) and (ii) if a participant’s service is terminated without Cause by the Company (or its acquirer) within two years after a Change in Control or similar transaction, then all of such participant’s awards shall vest (with performance-based awards vesting and being paid out at their target levels).

The 2022 Plan is generally administered by a committee comprised solely of independent members of the Board. This committee will be the Compensation Committee unless otherwise designated by the Board (the “2022 Plan Committee”). The Board or the 2022 Plan Committee may designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. The 2022 Plan Committee has the discretion, among other things, to determine (i) which service providers shall receive any awards, and (ii) the terms and conditions of such awards.

The 2022 Plan provides that any non-employee director cannot receive awards in any fiscal year that in the aggregate exceeds 100,000 shares for the Chairperson, 80,000 shares for the Vice Chairperson, and 10,000 shares for other non-employee directors. Provided that the Board affirmatively acts to implement such a process, the 2022 Plan also provides that non-employee directors may elect to receive stock grants or stock units (which would be issued under the 2022 Plan) in lieu of fees that would otherwise be paid in cash.

401(k) Plan and Other Retirement Plans

The Company maintains a 401(k) Plan for the benefit of qualified employees at our U.S. locations. Employees who participate in the 401(k) Plan may elect to make salary deferral contributions to the 401(k) Plan up to 100% of the employees’ eligible payroll subject to annual Internal Revenue Code maximum. We currently make a discretionary matching contribution of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll, which vests over an initial four years. In addition, we may make a discretionary contribution to the entire qualified employee pool, in accordance with the 401(k) Plan. As stipulated by the regulations of the People’s Republic of China, we maintain a retirement plan pursuant to the local municipal government for the employees in China. We are required to make contributions to the retirement plan at a rate between 10% and 22% of the employee’s eligible payroll. Pursuant to the Taiwan Labor Standard Law and Factory Law, we maintain a retirement plan for the employees in Taiwan, whereby we make contributions at a rate of 6% of the employee’s eligible payroll.

53 Diodes Incorporated

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2024

The following table sets forth certain information regarding equity-based awards held by NEOs as of December 31, 2024:

Stock Awards
	RSUs			PSUs
Name (a)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (j)
Dr. Keh-Shew Lu	2/8/2021	8,000	493,360	2/1/2022	64,000		3,946,880
	5/24/2021	1,250	77,088	2/1/2023	84,000		5,180,280
	2/1/2022	16,000	986,720	2/1/2024	50,000		3,083,500
	5/26/2022	2,500	154,175	—	—		—
	2/1/2023	31,500	1,942,605	—	—		—
	5/24/2023	4,500	277,515	—	—		—
	2/1/2024	25,000	1,541,750	—	—		—
	5/30/2024	6,000	370,020	—	—		—
Brett R. Whitmire	2/8/2021	1,900	117,173	2/1/2022	15,200		937,384
	2/1/2022	3,800	234,346	2/1/2023	18,000		1,110,060
	2/1/2023	6,750	416,273	2/1/2024	12,200		752,374
	2/1/2024	6,100	376,187	—	—		—
Gary Yu	2/8/2021	2,125	131,049	2/1/2022	17,000		1,048,390
	2/1/2022	4,250	262,098	2/1/2023	26,000		1,603,420
	2/1/2023	9,750	601,283	2/1/2024	44,000		2,713,480
	2/1/2024	22,000	1,356,740	—	—	—	—
	5/30/2024	3,000	185,010	—	—		—
Francis Tang	02/8/2021	1,900	117,173	2/1/2022	15,200		937,384
	02/01/2022	3,800	234,346	2/1/2023	18,000		1,110,060
	2/1/2023	6,750	416,273	2/1/2024	14,400		888,048
	2/1/2024	7,200	444,024	—	—		—
Emily Yang	02/8/2021	1,900	117,173	2/1/2022	15,200		937,384
	02/01/2022	3,800	234,346	2/1/2023	18,000		1,110,060
	2/1/2023	6,750	416,273	2/1/2024	12,200		752,374
	2/1/2024	6,100	376,187	—	—		—

(1) RSU awards vest in four equal annual installments. RSUs granted February 8, 2021 vested on February 24, 2025. RSUs granted May 24, 2021 vest on May 24, 2025. RSUs granted May 1 vest on May 1 of each anniversary date. RSUs granted May 26, 2022, May 24, 2023, and May 30, 2024, vest on May 26.

PSU awards can pay out between 0% and 200% of target, based on actual performance compared to pre-established, three-year financial performance targets. The amount reflected in column J is based on an achievement level of 200%, based on the most recent performance-based award achievement. The price per share to calculate the above value of equity awards was $61.67 which was the closing price per share on December 31, 2024. PSUs contain a performance-based vesting condition under which the PSUs will vest upon the Company achieving a cumulative 3-year performance-related condition. PSUs typically pay out upon the filing of the Company's Annual Report on Form 10-K. There are no outstanding stock options.

54 Diodes Incorporated

OPTION EXERCISES AND STOCK VESTED — 2024

The following table sets forth certain information regarding vesting of RSU or PSUs held by NEOs during the year ended December 31, 2024 (no stock options were exercised during the period):

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Dr. Keh-Shew Lu	109,463	7,483,498
Brett R. Whitmire	23,950	1,630,358
Gary Yu	26,500	1,808,390
Francis Tang	25,075	1,706,756
Emily Yang	24,175	1,645,637

(1) Value realized on vesting is calculated by (i) multiplying the number of shares acquired upon vesting by (ii) the closing share price of the Common Stock of the Company on the vesting date and does not necessarily reflect the actual value realized. The actual value ultimately realized depends upon the number of shares actually sold by each NEO, if any, and the value received upon such sales.

Equity Compensation Plan Information

The following table sets forth information with respect to shares of Common Stock that may be issued under the Company’s equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	1,145,001	(1)	—	(2)	4,278,590	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	1,145,001		—		4,278,590

(1) Shares issuable pursuant to outstanding awards under the 2022 Plan as of December 31, 2024.

(2) The Company has no stock options outstanding.

(3) Represents shares of Common Stock that may be issued pursuant to future awards under the 2022 Plan.

55 Diodes Incorporated

NONQUALIFIED DEFERRED COMPENSATION — 2024

The Company maintains a nonqualified deferred compensation plan, which permits the Board and eligible employees, including the NEOs, to voluntarily elect to defer up to 75% of base salary, and up to 100% of cash bonuses and stock awards until designated future dates, provided that their total deferrals do not reduce their total compensation below the amount necessary to satisfy obligations such as employment taxes and benefit plan payments. Amounts deferred are credited with earnings or losses based on the participant’s investment allocation among investment options, which may include stocks, bonds and mutual fund shares. Withdrawals can be made pursuant to Internal Revenue Service regulations for retirement and distributions. While still employed, distributions are paid in accordance with the participants’ elections with regard to the timing and form of distributions. Upon termination of an executive, a 100% distribution of their account is made after six months has lapsed from their separation from service. The Company may, from time to time, make discretionary contributions to participants’ accounts. No discretionary contributions were made in 2024, 2023 or 2022. The Company offsets its obligations under the nonqualified deferred compensation plan by investing in the actual underlying investments. These investments are classified as trading securities and are carried at fair value. At December 31, 2024, these investments totaled approximately $17.2 million. Gains and losses in these investments are materially offset by corresponding gains and losses in the deferred compensation plan liabilities.

The following table sets forth certain information related to the nonqualified deferred compensation plan for the NEOs:

Name (a)	Executive Contributions in Last Fiscal Year ($) (1) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Dr. Keh-Shew Lu	—	—	369	—	7,648
Brett R. Whitmire	—	—	36,102	—	185,356
Gary Yu	194,010	—	185,046	—	1,426,470
Francis Tang	—	—	146,184	—	925,890
Emily Yang	57,827	―	90,934	—	952,074

(1) Contributions are reported as compensation in the last completed fiscal year in either the “Salary” or the “Bonus” column in the Summary Compensation Table depending on the source of the deferral.

(2) The amounts reported in this column are reported as compensation for 2024 in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following discussion sets forth potential payments payable to the NEOs upon termination of their employment or a change in control of the Company. For purposes of this section, certain relevant provisions and terms that are generally applicable and which therefore cover the NEOs are described below:

Dr. Keh-Shew Lu – Employment Agreement and Equity Award Agreements

Payments Upon Termination by the Company Other Than for “Cause” or by Employee for “Good Reason”

Payments upon termination by the Company other than for “cause” (as defined in Dr. Lu’s employment agreement) which includes termination due to Disability (as defined in Dr. Lu’s employment agreement) or by Dr. Lu for “good reason” (as defined in Dr. Lu’s employment agreement) are governed by his current employment agreement entered into with the Company on July 21, 2015, as amended. Dr. Lu’s relationship with the Company is “at will” and may be terminated at the option of either party, for any or no reason whatsoever, with or without cause.

"Cause" means:

•
the willful and continued refusal of employee to substantially perform his duties in accordance with his employment agreement (other than any such failure resulting from incapacity due to physical or mental illness), insubordination, or material violation of the Company’s policies, in each case after a written demand for substantial performance is delivered to employee by the Board which specifically identifies the manner in which

56 Diodes Incorporated

the Board believes that employee has not substantially performed such duties, the acts constituting such insubordination, or such violations of the Company’s policies, as the case may be, and employee shall have had a reasonable opportunity to remedy the same; or
•
the conviction of, or a plea of nolo contendere by, employee to a felony; or
•
a charge or indictment of a felony, the defense of which renders employee substantially unable to perform his duties under his employment agreement. In order to terminate employee’s employment for Cause, the Company must provide employee with a copy of a resolution adopted by the affirmative vote of not less than a majority of all members of the Board at a meeting of the Board (after reasonable notice is provided to employee and employee is given an opportunity, together with counsel, to be heard before the Board), finding that employee is guilty of a Cause act.

“Good Reason” means:

•
a material diminution in employee’s base salary;
•
a material diminution in employee’s authority, duties, or responsibilities as contemplated in his employment agreement;
•
a material change in the geographic location at which employee must perform services; or
•
any other action or inaction that constitutes a material breach by the Company of the employment agreement. Good Reason shall not exist unless employee has notified the Company within thirty (30) days of the initial existence of the actions or failures to act giving rise to Good Reason, and such actions or failures have not been cured or remedied by the Company within thirty (30) days of the receipt of such notice. Thereafter, employee must then timely consummate his resignation for Good Reason.

“Disability” generally means: (other than for equity awards which consist of tax code section 422 incentive stock options or tax code section 409A nonqualified deferred compensation) a medically determinable physical or mental incapacitation such that for a continuous period of not less than twelve (12) months, employee is unable to engage in any substantial gainful activity or which can be expected to result in death. The definition of Disability with respect to incentive stock options and nonqualified deferred compensation is provided by their respective tax code definitions.

In the event Dr. Lu’s employment is terminated by (a) the Company other than for “cause” (as defined), or (b) Dr. Lu for “good reason” (as defined), (i) the Company shall continue to pay or provide to Dr. Lu the annual base salary during the period commencing on the 60th day after the effective date of such termination and ending on the first anniversary of such effective date such that an aggregate total of 12 months of base salary are provided, (ii) the Company shall pay to Dr. Lu any amount payable under an executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of the termination, (iii) the Company shall pay Dr. Lu his accrued but unused paid time off, (iv) the Company shall provide to Dr. Lu continued participation in any group health plan or medical reimbursement plan on the terms existing on the date of termination for the period commencing on the effective date of such termination and ending 18 months thereafter, and (v) all stock-based compensation previously granted to Dr. Lu (including, but not limited to, all stock options, SARs, stock units, bonus units and stock grants) shall continue to be governed by the applicable award agreement. The benefits provided by the foregoing clauses (i) and (iv) are conditioned upon Dr. Lu’s execution of a separation agreement with the Company and such agreement shall include a release of all claims against the Company and its affiliates.

However, if Dr. Lu’s employment is terminated either by the Company other than for “cause” (as defined) or by Dr. Lu for “good reason” (as defined) and if Dr. Lu then obtains a new employment within one year from the date of his termination, the annual post-employment base salary payable by the Company to Dr. Lu shall be reduced by any amount received by him during such one year in connection with such other employment.

Payments Upon Termination by the Company for “Cause” or by Dr. Lu Other Than for “Good Reason”

In the event that Dr. Lu’s employment is terminated by (a) the Company for “cause” (as defined) or (b) Dr. Lu other than for “good reason” (as defined), (i)the Company shall promptly pay or provide to Dr. Lu the annual base salary, prorated through the date of termination, (ii) the Company shall pay to Dr. Lu any amount payable under an executive bonus plan

57 Diodes Incorporated

for the fiscal year in which such termination occurs, prorated to the date of the termination, (iii) the Company shall pay Dr. Lu his accrued but unused paid time off, and (iv) all stock-based compensation previously granted to Dr. Lu (including, but not limited to, all stock options, SARs, stock units, bonus units and stock grants) shall continue to be governed by the applicable award agreement. A termination of employment by Dr. Lu due to his retirement will generally be treated the same as a resignation without Good Reason.

Payment Upon Termination Due To Death or Disability

Under Dr. Lu’s employment agreement, Dr. Lu is entitled to a life insurance policy with a death benefit in an amount equal to that existing on the date of his employment agreement and a disability insurance policy in the maximum insurable amount as defined by such policy. Additionally, if termination of employment occurred due to Dr. Lu’s death or Disability then he would also receive the same benefits provided for a resignation without Good Reason.

Payment Upon a Change in Control

The 2013 Plan generally provides that, (1) in the event of a change in control and/or the Company is a party to a merger, acquisition, reorganization or similar transaction, outstanding equity awards shall be subject to the merger agreement or other applicable transaction agreement, and (2) in the event of a change in control and there is no assumption, substitution or continuation of equity awards pursuant to a merger, acquisition, reorganization or similar transaction, the Compensation Committee of the Board (the “Compensation Committee”) in its discretion may provide that some or all Dr. Lu’s equity awards shall vest and become exercisable as of immediately before such change in control. The Compensation Committee may also in its discretion include in an applicable equity award agreement that accelerated vesting of an equity award will be provided if Dr. Lu’s service is terminated without cause by the Company (or its acquirer) within a specified period of time on or after a change in control. The Compensation Committee may also in its discretion include in an applicable equity award agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such equity award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which Dr. Lu would have a right to receive from the Company and any other person contingent upon the occurrence of a change in control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G. The applicable 2022 Plan provisions are similar to the above except that the treatment of awards is not subject to discretion and instead is objectively specified as described in the 2022 Equity Incentive Plan section.

The definition of change in control in the 2022 Plan and the 2013 Plan are similar to each other and generally mean the consummation of any one (or more) of the following:

•
any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becoming the beneficial owner of stock of the Company which entitles such holder to cast 25% or more of the total number of votes for the election of the Board;
•
a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, in which the directors of the Company immediately prior to such event cease to be a majority of the Board;
•
the Company ceases to be an independent publicly owned company or a sale or other disposition is completed for all or substantially all the assets of the Company; or
•
a tender offer or exchange offer (other than one made by the Company) in which the shares of the Company’s stock are acquired.

Payment Upon Retirement

Dr. Lu’s employment agreement does not specifically provide for a cash payment to him in the event of his retirement.

Brett R. Whitmire, Gary Yu, Francis Tang, and Emily Yang

Payment Upon Termination

Mr. Whitmire, Mr. Yu, Mr. Tang, and Ms. Yang do not have employment agreements with the Company, and payments upon termination under any circumstance for them are governed by their respective equity award agreements, the 2022

58 Diodes Incorporated

Plan, the 2013 Incentive Plan, and the Company’s general policies for termination of employees as specified in the Company’s employee handbook. Please refer to the tables below in this Proxy Statement for further discussion of Mr. Whitmire’s, Mr. Yu's, Mr. Tang’s, and Ms. Yang's payments upon termination on December 31, 2024, under any circumstance.

NEO Payments Upon Termination Events and Change In Control

The following tables assume (i) the triggering event took place on December 31, 2024; (ii) the price per share used to calculate the value of equity awards was $61.67, the closing price per share on December 31, 2024, the last trading day of 2024; (iii) the intrinsic value of nonqualified stock option acceleration is calculated by multiplying the difference between the respective exercise prices of any unvested nonqualified stock option shares that would have been subject to acceleration and $61.67 by the number of shares underlying the unvested nonqualified stock options that would have been subject to acceleration; (iv) the value of RSUs and Modified Awards acceleration is calculated by multiplying $61.67 by the number of RSUs and Modified Awards that would have been subject to acceleration; and (v) a performance incentive bonus was earned for 2024 at the level set forth in the “Summary Compensation Table.”

Name	Voluntary Termination or Termination With Cause ($)	Termination Due to Disability or Death ($) (1) (3)	Termination Without Cause ($) (1)	Change in Control ($) (2)(3)
Dr. Keh-Shew Lu	236,423	12,184,985	1,001,812	11,948,563
Brett R. Whitmire	55,148	2,599,035	55,148	2,543,888
Gary Yu	187,209	5,406,033	187,209	5,218,824
Francis Tang	98,942	2,778,504	98,942	2,679,562
Emily Yang	60,225	2,604,112	2,604,112	60,225

(1) Such amounts do not include a $700,000 benefit for each NEO paid by the Company's life insurance policy upon death and do not include short- and long-term disability payments for the first year and long-term disability payments for the second year paid by disability insurance policies.

(2) Reflects the estimate of the payments and benefits that each NEO would receive assuming the NEO's employment was terminated without "cause" (and for Dr. Lu if he terminated his employment with “good reason”) on December 31, 2024. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for such payments.

(3) Represents the value of the continued vesting of shares underlying RSUs and PSUs upon a death or disability on December 31, 2024.

None of our NEOs have any outstanding stock options.

The following table reflects the estimate of the payments and benefits that each NEO would receive assuming the NEO's employment was terminated without "cause" (and for Dr. Lu if he terminated his employment for good reason) on December 31, 2024. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for such payments.

Name (a)	Base Salary ($) (b)	Bonus ($) (c)	Paid Vacation ($) (d)	Medical Benefits ($) (e)	Life Insurance, Disability and AD&D Benefits ($) (f)	Continued Vesting of Share-based Compensation ($) (g)	Total ($) (h)
Dr. Keh-Shew Lu	740,000	165,269	71,154	25,389	—	—	1,001,812
Brett R. Whitmire	—	28,494	26,654	―	—	—	55,148
Gary Yu	—	126,632	60,577	―	—	—	187,209
Francis Tang	—	59,519	39,423	―	—	—	98,942
Emily Yang	—	28,494	31,731	―	—	—	60,225

(b) For purposes of determining this amount, Dr. Lu would receive his current base salary for one-year following the termination.

(c) Any bonus amount would be prorated based on days employed in 2024 and calculated using actual 2023 results per the performance criteria in accordance with the Company's executive bonus plan.

(d) Reflects the estimated lump sum value of 18-month accrual of paid vacations.

(e) Reflects the estimated lump sum value of premiums to be paid on behalf of the executive under the medical benefit plans for 18 months for Dr. Lu.

(f) In the event of termination without cause, the Company does not continue to provide benefits under the life, disability, and accidental death and dismemberment insurance plans.

59 Diodes Incorporated

The table below details the number of RSUs and PSUs, currently unvested, that would vest upon a change in control:

Name	Stock Options (#)	RSUs (#)	PSU (#)	Total (#)
Dr. Keh-Shew Lu	—	94,750	99,000	193,750
Brett R. Whitmire	—	18,550	22,700	41,250
Gary Yu	—	41,125	43,500	84,625
Francis Tang	—	19,650	23,800	43,450
Emily Yang	—	18,550	22,700	41,250

Pay versus Performance Disclosure

We are required by SEC rules to disclose the following information regarding compensation paid to our NEOs (including our principal executive officer (“PEO”), also referred to herein as our “CEO”) as compared to the Company's performance. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnotes (2) and (3) below discuss the adjustments from the Total Compensation for each NEO reported in the Summary Compensation Table above to derive the "compensation actually paid" ("CAP") to each NEO. The following table sets forth additional compensation information of our PEO and our non-PEO NEOs along with total shareholder return ("TSR"), net income, and net sales performance results for fiscal years 2020, 2021, 2022, 2023, and 2024:

Pay versus Performance
					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO (b) (1)	Compensation Actually Paid to PEO (c) (2)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (e) (3)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (g) (4)	Net Income (000) (h)	Net Sales (000) (5)
2024	$4,823,227	$(3,676,973)	$1,978,444	$2,341,331	$109	$170	$44,024	$1,311,120
2023	$9,483,816	$13,252,259	$1,955,936	$2,683,673	$114	$103	$227,182	$1,661,739
2022	$9,045,646	$(2,249,898)	$2,466,178	$1,048,748	$135	$129	$331,283	$2,000,580
2021	$8,137,329	$30,669,186	$2,189,740	$5,627,245	$195	$202	$228,763	$1,805,162
2020	$7,856,116	$21,550,659	$2,051,918	$4,438,637	$125	$146	$98,088	$1,229,215

(1) The dollar amounts reported are the amounts of total compensation reported for our PEO in the Summary Compensation Table for the applicable fiscal year.

(2) Represents the grant date fair value of the equity awards to our PEO, as reported in the “Stock Awards” column in the Summary Compensation Table for each applicable year.

(3) Represents the year-over-year change in the fair value of equity awards to our PEO, as itemized in the table below. No awards granted in any year vested in the year they were granted. Fair value or change in fair value, as applicable, of equity awards in the "Compensation Actually Paid" columns was determined by reference to (a) for RSU awards, closing price on applicable year-end dates (b) for PSU awards, the same valuation methodology as RSU awards above except year-end share amounts are multiplied by the probability of achievement as of each such date.

(4) Reflects cumulative TSR of the Company's Peer Group (as described above in this Proxy Statement) index, as of the applicable fiscal years. See "Compensation Review Process" for the composition of our Peer Group Companies for the applicable year. (5) Net Sales is the financial measure that the Company believes to be the most important measure (that is not otherwise required to be disclosed in the table) it used in the most recent fiscal year to link CAP to the NEOs. The Company generates revenue from sales of its semiconductor products to direct customers and distributors and recognizes revenue when control is transferred. Revenues are reduced in the period of sale for estimates of product returns and other allowances including distributor adjustments resulting in net sales.

The PEO and other NEOs included in the above compensation columns are comprised of the following:

Year	PEO	NON-PEO NEOS
2024	Dr. Keh-Shew Lu	Brett R. Whitmire, Gary Yu, Francis Tang, Emily Yang
2023	Dr. Keh-Shew Lu	Brett R. Whitmire, Gary Yu, Francis Tang, Julie Holland
2022	Dr. Keh-Shew Lu	Brett R. Whitmire, Gary Yu, Francis Tang, Julie Holland
2021	Dr. Keh-Shew Lu	Brett R. Whitmire, Gary Yu, Francis Tang, Julie Holland
2020	Dr. Keh-Shew Lu	Brett R. Whitmire, Francis Tang, Emily Yang, Julie Holland

To calculate the amounts in the "Compensation Actually Paid to PEO" column in the Pay versus Performance table above, the following amounts were deducted from and added to (as applicable) "Total" compensation of our PEO for each applicable year, as reported in the Summary Compensation Table above.

60 Diodes Incorporated

Compensation Actually Paid to PEO
Year	Summary Compensation Table Total for PEO (1)	Minus Reported Value of Equity Awards for PEO (2)	Plus Equity Award Adjustments for PEO (3)	Plus Reported Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	Compensation Actually Paid to PEO
2024	$4,823,227	$3,821,600	$(4,678,969)	$369	$(3,676,973)
2023	9,483,816	8,365,620	12,133,722	341	13,252,259
2022	9,045,646	6,250,510	(5,045,133)	99	(2,249,898)
2021	8,137,329	5,468,930	28,000,786	1	30,669,186
2020	7,856,116	5,571,738	19,266,259	22	21,550,659

(1) The dollar amounts reported are the amounts of total compensation reported for our PEO in the Summary Compensation Table for the applicable fiscal year.

(2) Represents the grant date fair value of the equity awards to our PEO, as reported in the “Stock Awards” column in the Summary Compensation Table for each applicable year.

(3) Represents the year-over-year change in the fair value of equity awards to our PEO, as itemized in the table below. No awards granted in any year vested in the year they were granted. Fair value or change in fair value, as applicable, of equity awards in the "Compensation Actually Paid" columns was determined by reference to (a) for RSU awards, closing price on applicable year-end dates (b) for PSU awards, the same valuation methodology as RSU awards above except year-end share amounts are multiplied by the probability of achievement as of each such date.

Equity Award Adjustments for PEO
	2024	2023	2022	2021	2020
Fair Value of Equity Awards for PEO
Plus as of year-end value for awards granted during the year	$4,995,270	$10,628,640	$7,690,140	$11,090,810	$11,706,525
Plus year-over-year change of unvested awards granted in previous years	(3,991,488)	828,753	(8,169,217)	9,551,577	4,740,290
Plus change from prior fiscal year-end awards that vested during the year	(5,682,752)	676,329	(4,566,056)	7,358,400	2,819,444
Total equity award adjustments	(4,678,969)	12,133,722	(5,045,133)	28,000,786	19,266,259

To calculate the amounts in the “Average Compensation Actually Paid to Non-PEO NEOs” column in the Pay versus Performance table above, the following amounts were deducted from and added to (as applicable) the average of the “Total” compensation of our non-PEO NEOs for each applicable year, as reported in the Summary Compensation Table above.

Average Compensation Actually Paid to Non-PEO NEOs
Year	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Minus Average Reported Value of Equity Awards for Non-PEO NEOs (2)	Plus Average Equity Award Adjustments for Non-PEO NEOs (3)	Plus Average Reported Change in Pension Value and Non-qualified Deferred Compensation Earnings for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,978,444	$1,446,925	$1,734,384	$75,428	$2,341,331
2023	1,955,936	1,446,925	2,099,234	75,428	2,683,673
2022	2,466,178	1,511,591	156,437	(62,277)	1,048,748
2021	2,189,740	1,308,927	4,615,418	131,013	5,627,245
2020	2,051,918	1,313,960	3,670,333	30,346	4,438,637

(1) The dollar amounts reported is the average of the amounts of total compensation reported for our Non-PEO NEOs in the Summary Compensation Table for the applicable fiscal year.

(2) Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the “Stock Awards” column in the Summary Compensation Table for each applicable year.

(3) Represents the year-over-year change in the fair value of equity awards to our Non-PEO NEOS, as itemized in the table below. No awards vested in the year they were granted. Fair value or change in fair value, as applicable, of equity awards in the "Compensation Actually Paid" columns was determined by reference to (a) for RSU awards, closing price on applicable year-end dates (b) for PSU awards, the same valuation methodology as RSU awards above except year-end share amounts are multiplied by the probability of achievement as of each such date.

61 Diodes Incorporated

Average Equity Award Adjustments for Non-PEO NEOs
	2024	2023	2022	2021	2020
Fair Value of Equity Awards for Non-PEO NEOs
Plus as of year-end value for awards granted during the year	$2,286,269	$1,872,090	$1,878,755	$2,709,562	$2,807,663
Plus year-over-year change of unvested awards granted in previous years	(462,002)	91,255	(885,837)	919,834	493,725
Plus change from prior fiscal year-end awards that vested during the year	(89,883)	135,890	(836,481)	986,023	368,945
Total equity award adjustments	1,734,384	2,099,234	156,437	4,615,418	3,670,333

The following graphs illustrates the relationship of CAP for our PEO and the average CAP for our Non-PEO NEOs in relationship to our Total Shareholder Return ("TSR"), net income and net sales. Additionally, the graphs also describe the relationship between our own TSR versus peer group TSR.

CAP versus Comparative TSR
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
CAP ($000)
$250
$200
$150
$100
$50
$-
TSR (based on $100 initial investmet)
2020
2021
2022
2023
2024
Axis Title
PEO CAP
Non-PEO NEO CAP
Company TSR
Peer Group TSR

Compensation Actually Paid Versus Net Income($000) $35,000 $30,000 $25,000 $15,000 $10,000 $5,000 $0 ($5,000) $350,000 $300,000 $250,000 $150,000 $100,000 $50,000 $0 2020 2021 2022 $98,088 $228,763 $331,283 PEO CAP Non PEONEO CAP NET INCOME

62 Diodes Incorporated

CAP versus Net Income
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
CAP ($000)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Net Income ($000)
2020
2021
2022
2023
2024
Axis Title
PEO CAP
Non-PEO NEO CAP
Net Income

Compensation Actually Paid Versus Net Sales ($000) $35,000 $30,000 $25,000 $20,000 $15,000 $10,000 $5,000 $0 ($5,000) $2,500,000 $2,000,000 $1,500,000 $1,000,000 $500,000 $0 2020 2021 2022 PEO CAP Non PEO NEO CAP Net Sales $1,229,215 $1,805,162 $2,000,580

CAP Versus Net Sales
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
CAP ($000)
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Net Sales ($000)
2020
2021
2022
2023
2024
Axis Title
PEO CAP
Non-PEO NEO CAP
Net Sales

The three financial performance measures listed in the following table represent an unranked list of the “most important” financial performance measures linking CAP to the NEOs for 2024 and company performance. After net sales, we do not consider any one of the other following financial performance measures to be a more important measure than the other when measuring performance for our company or executive compensation program. See the discussion above in "Compensation Discussion and Analysis" for additional discussion related to executive pay.

Net sales
Operating income
Non-GAAP earnings per share

63 Diodes Incorporated

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Moss Adams LLP has been the Company’s independent registered public accounting firm since 1993 and has been selected by the Board, upon the recommendation of the Audit Committee, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Professional services rendered by Moss Adams LLP for 2024 consisted of an audit of the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements, services related to filings with the SEC and meetings with the Company’s Audit Committee. All professional services rendered by Moss Adams LLP during 2024 were furnished at customary rates and terms. Representatives of Moss Adams LLP are expected to be present at the Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions, previously submitted, from stockholders.

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

For the fiscal years ended December 31, 2024 and 2023, fees for the services provided by Moss Adams LLP were approximately as follows:

Description	2024	2023
Audit fees (1)	$3,090,188	$2,934,111
Audit-related fees (2)	—	—
Tax fees, professional services related to income tax	—	—
All other fees, not included above	—	—
Total	$3,090,188	$2,934,111

(1) Includes fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q.

(2) Includes assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees of this section.

The Audit Committee administers the Company’s engagement of Moss Adams LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Moss Adams LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services.

Moss Adams LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Audit Committee, in reliance on the independent registered public accounting firm, determined that the provision of these services is compatible with maintaining the independence of Moss Adams LLP.

Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted, and the Audit Committee may require the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approved categories. In those instances, the Audit Committee is required to specifically pre-approve such additional services before engaging the independent registered public accounting firm.

The Audit Committee has delegated pre-approval authority to each of its members. Each member must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

64 Diodes Incorporated

Although the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 is not required to be submitted to a vote of stockholders, the Audit Committee believes that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person via the Internet or by proxy, and entitled to vote on the proposal at the Meeting, the Board will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING December 31, 2025.

65 Diodes Incorporated

PROPOSALS OF STOCKHOLDERS AND STOCKHOLDER NOMINATIONS FOR 2026 ANNUAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Currently, the 2026 annual meeting of stockholders is expected to be held on or about May 19, 2026.

SEC Rule 14a-8 provides that any stockholder proposal to be included in the proxy statement for the Company’s 2026 annual meeting must be received by the Secretary of the Company at the Company’s office at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024 on or before December 3, 2025, in a form that complies with applicable regulations. If the date of the 2026 annual meeting is advanced or delayed more than 30 days from the anniversary date of the 2025 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2026 annual meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy statement for the 2026 annual meeting. Upon any determination that the date of the 2026 annual meeting will be advanced or delayed by more than 30 days from the anniversary date of the 2025 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

In addition, the Company’s Bylaws require advance written notice of nominations or other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8. The Company must receive written notice of such nominations or other proposals to be presented at the 2026 annual meeting, at the address stated in the preceding paragraph, no earlier than the close of business on Monday, January 12, 2026 and no later than the close of business on Wednesday, February 11, 2026. If written notice of such nominations or other matters is not received within the time set forth in the Company’s Bylaws, the proxies solicited by the Board for the 2026 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2026 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2026 annual meeting is advanced or delayed more than 30 days from the anniversary date of the 2025 annual meeting, then if the stockholder proposal has not been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2026 annual meeting, the proxies will confer the authority set out in the preceding sentence.

Stockholders may suggest candidates for the Board. Stockholders who wish to request that the Governance Committee consider a candidate for election at the 2026 annual meeting should submit information about the candidate to the Governance Committee a reasonable time before the Company begins to print and mail the proxy statement for the 2026 annual meeting. The requesting stockholder should provide sufficient biographical information about the proposed candidate to satisfy the requirements of the SEC for inclusion in the Proxy Statement and to permit the Governance Committee to evaluate the proposed candidate in light of the criteria described in “Corporate Governance – Nominating Procedures and Criteria and Board Diversity.” The request should also provide the full name, address, and telephone number of the requesting stockholder and sufficient information to verify that the requesting stockholder is eligible to vote at the 2026 annual meeting. Additional information and certifications by the requesting stockholder and the proposed candidate may be required before the Governance Committee can make its evaluation.

The deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws for our 2026 Annual Meeting of Stockholders is March 13, 2026. Stockholders intending to provide such a notice must comply with all requirements of Rule 14a-19 in addition to all requirements under our bylaws, including the timing of notice requirements described above.

66 Diodes Incorporated

ANNUAL REPORT AND FORM 10-K

The Company’s annual report to stockholders for the year ended December 31, 2024 accompanies or has preceded this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2024, 2023, and 2022.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, FOR THE YEAR ENDED DECEMBER 31, 2024 BY WRITING TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, 4949 HEDGCOXE ROAD, SUITE 200, PLANO, TEXAS 75024, OR EMAIL THE REQUEST TO DIODES-FIN@DIODES.COM. THE INFORMATION IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE AT WWW.DIODES.COM AND THE SEC’S WEBSITE AT WWW.SEC.GOV.

Dated at Plano, Texas, this 2nd day of April, 2025.

By Order of the Board of Directors,

DIODES INCORPORATED

Richard D. White,

Secretary

67 Diodes Incorporated

MEETING LOCATION

www.proxydocs.com/DIOD

68 Diodes Incorporated

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Diodes Incorporated

Annual Meeting of Stockholders

For Stockholders of record as of March 20, 2025

Monday, May 12, 2025 6:30 PM, Central Time

Annual Meeting to be held live via the internet - please visit www.proxydocs.com/DIOD for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 6:30 PM, Central Time, May 12, 2025.

Internet:

www.proxypush.com/DIOD

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-855-686-4804

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Management

The undersigned hereby appoints Keh-Shew Lu and Brett R. Whitmire, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Diodes Incorporated which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

69 Diodes Incorporated

Diodes Incorporated Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			MANAGEMENT RECOMMENDS
1.	To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified.	FOR	WITHHOLD		
	1.01 Elizabeth Bull	☐	☐		FOR
	1.02 Angie Chen Button	☐	☐		FOR
	1.03 Warren Chen	☐	☐		FOR
	1.04 Robert E. Feiger	☐	☐		FOR
	1.05 Keh-Shew Lu	☐	☐		FOR
	1.06 Huey-Jen (Jenny) Su	☐	☐		FOR
	1.07 Gary Yu	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐	FOR
3.	To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR
4.	To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.				

You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/DIOD.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____ Date ____ Signature (if held jointly) ____ Date ____

70 Diodes Incorporated